================================================================================







                            U.S. TRADE FUNDING CORP.

                Standard Terms and Conditions of Trust Agreement

                          Dated as of January 1, 1995

                            _______________________

                             Loan-Backed Securities






================================================================================

                               TABLE OF CONTENTS

SECTION                                         HEADING                                         PAGE
ARTICLE ONE         DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION...................     1

   Section 1.01.    Definitions...............................................................     1
   Section 1.02.    Acts of Holders...........................................................    11
   Section 1.03.    Notices, etc., to Trustee, Company and Servicer...........................    11
   Section 1.04.    Notices to Holders; Waiver................................................    12
   Section 1.05.    Effect of Headings and Table of Contents..................................    12
   Section 1.06.    Successors and Assigns....................................................    12
   Section 1.07.    Separability..............................................................    13
   Section 1.08.    Benefits of Trust Agreement...............................................    13
   Section 1.09.    Legal Holidays............................................................    13
   Section 1.10.    Governing Law.............................................................    13
   Section 1.11.    Corporate Obligation......................................................    13
   Section 1.12.    Compliance Certificates and Opinions......................................    13
   Section 1.13.    Rights and Remedies Cumulative............................................    14
   Section 1.14.    Undertaking for Costs.....................................................    14

ARTICLE TWO         FORM OF SECURITIES........................................................    15

   Section 2.01.    Form Generally............................................................    15

ARTICLE THREE       THE SECURITIES............................................................    15

   Section 3.01.    Denominations.............................................................    15
   Section 3.02.    Issues of Securities......................................................    15
   Section 3.03.    Execution, Authentication, Delivery and Dating............................    15
   Section 3.04.    Temporary Securities......................................................    16
   Section 3.05.    Registration, Registration of Transfer and Exchange.......................    17
   Section 3.06.    Reserved..................................................................    18
   Section 3.07.    Mutilated, Destroyed, Lost or Stolen Securities...........................    18
   Section 3.08.    Payment of Principal and Interest; Principal and Interest
                    Rights Preserved..........................................................    19
   Section 3.09.    Persons Deemed Owners.....................................................    20
   Section 3.10.    Cancellation..............................................................    20

ARTICLE FOUR        ORIGINAL AUTHENTICATION AND DELIVERY OF SECURITIES........................    21

   Section 4.01.    General Provisions........................................................    21
   Section 4.02.    Collateral................................................................    23

ARTICLE FIVE        SATISFACTION AND DISCHARGE................................................    23

   Section 5.01.    Satisfaction and Discharge of Trust Agreement.............................    23

   Section 5.02.    Application of Trust Money................................................    24

ARTICLE SIX         DEFAULTS AND REMEDIES.....................................................    25

   Section 6.01.    Events of Default.........................................................    25
   Section 6.02.    Acceleration of Maturity..................................................    25
   Section 6.03.    Collection of Indebtedness and Suits for Enforcement by Trustee...........    26
   Section 6.04.    Remedies..................................................................    27
   Section 6.05.    Optional Preservation of Trust Estate.....................................    27
   Section 6.06.    Trustee May File Proofs of Claim..........................................    29
   Section 6.07.    Trustee May Enforce Claims Without Possession of Securities...............    30
   Section 6.08.    Application of Money Collected............................................    30
   Section 6.09.    Limitation on Suits.......................................................    30
   Section 6.10.    Right of Holders to Receive Principal and Interest........................    31
   Section 6.11.    Restoration of Rights and Remedies........................................    31
   Section 6.12.    [Reserved]................................................................    31
   Section 6.13.    Delay or Omission; Not Waiver.............................................    31
   Section 6.14.    Control by Holders........................................................    32
   Section 6.15.    Waiver of Past Defaults...................................................    32
   Section 6.16.    [Reserved]................................................................    33
   Section 6.17.    Waiver of Stay or Extension Laws..........................................    33
   Section 6.18.    Sale of Trust Estate......................................................    33
   Section 6.19.    Actions on Debt Securities................................................    34

ARTICLE SEVEN       EVENTS OF TERMINATION; REMEDIES...........................................    34

   Section 7.01.    Events of Termination.....................................................    34
   Section 7.02.    Enforcement Actions; Rescission and Annulment.............................    35
   Section 7.03.    Suits for Enforcement by Trustee..........................................    36
   Section 7.04.    Optional Preservation of Trust Estate.....................................    36
   Section 7.05.    Trustee May File Proofs of Claim..........................................    38
   Section 7.06.    Trustee May Enforce Claims Without Possession of Securities...............    39
   Section 7.07.    Application of Money Collected............................................    39
   Section 7.08.    Limitation on Suits.......................................................    39
   Section 7.09.    Delay or Omission; Not Waiver.............................................    40
   Section 7.10.    Control by Holders........................................................    40
   Section 7.11.    Waiver of Past Defaults...................................................    40
   Section 7.12.    Sale of Trust Estate......................................................    41
   Section 7.13.    Restoration of Rights and Remedies........................................    42

ARTICLE EIGHT       THE TRUSTEE...............................................................    42

   Section 8.01.    Certain Duties and Responsibilities.......................................    42
   Section 8.02.    Notice of Default.........................................................    44

   Section 8.03.    Certain Rights of Trustee.................................................    44
   Section 8.04.    Not Responsible for Recitals or Issuance of Securities....................    45
   Section 8.05.    May Hold Securities.......................................................    46
   Section 8.06.    Money Held in Trust.......................................................    46
   Section 8.07.    Compensation and Reimbursement............................................    47
   Section 8.08.    Corporate Trustee Required; Eligibility...................................    47
   Section 8.09.    Resignation and Removal; Appointment of Successor.........................    47
   Section 8.10.    Acceptance of Appointment by Successor....................................    49
   Section 8.11.    Merger, Conversion, Consolidation or Succession to Business of Trustee....    49
   Section 8.12.    Co-trustees and Separate Trustees.........................................    49
   Section 8.13.    Rights with Respect to the Servicer.......................................    51
   Section 8.14.    Appointment of Authenticating Agent.......................................    51
   Section 8.15.    Trustee to Hold Loan Documents............................................    53
   Article Nine     Reports by Trustee........................................................    53
   Section 9.01.    Annual Servicer Report....................................................    53
   Section 9.02.    Servicer's Books and Records..............................................    53

ARTICLE TEN         SUPPLEMENTAL TRUST AGREEMENTS.............................................    54

   Section 10.01.   Supplemental Trust Agreements without Consent of Holders..................    54
   Section 10.02.   Supplemental Trust Agreements with Consent of Holders.....................    55
   Section 10.03.   Execution of Supplemental Trust Agreements................................    56
   Section 10.04.   Effect of Supplemental Trust Agreements...................................    56
   Section 10.05.   Reference in Securities to Amendments.....................................    56

ARTICLE ELEVEN      SPECIAL REDEMPTION OF SECURITIES..........................................    57

   Section 11.01.   Special Redemption at the Option of the Company; Election to Redeem.......    57
   Section 11.02.   Notice to Trustee.........................................................    57
   Section 11.03.   Notice of Special Redemption by the Company...............................    57
   Section 11.04.   Deposit of the Special Redemption Price...................................    58
   Section 11.05.   Securities Payable on Special Redemption Date.............................    58

ARTICLE TWELVE      COVENANTS.................................................................    58

   Section 12.01.   Payment of Principal and Interest.........................................    58
   Section 12.02.   Maintenance of Office or Agency...........................................    58
   Section 12.03.   Money for Payments on Securities to Be Held in Trust......................    59
   Section 12.04    Corporate Existence.......................................................    60
   Section 12.05.   Protection of Trust Estate; Protective Filing.............................    60
   Section 12.06.   Negative Covenants........................................................    61
   Section 12.07.   Information as to Company.................................................    62
   Section 12.08.   Investment Company Act....................................................    63

   Section 12.09.   Enforcement of Servicing Agreement........................................    63
   Section 12.10.   Company May Consolidate, etc., Only on Certain Terms......................    63
   Section 12.11.   Taxes.....................................................................    64
   Section 12.12.   Successor Substituted.....................................................    64
   Section 12.13.   Opinions as to Trust Estate...............................................    64
   Section 12.14.   Performance of Obligations................................................    65

ARTICLE THIRTEEN    ACCOUNTS, ACCOUNTINGS AND DISTRIBUTIONS...................................    65

   Section 13.01.   Accounts..................................................................    65
   Section 13.02.   Distribution Account......................................................    66
   Section 13.03.   Liquidity Account.........................................................    67
   Section 13.04.   Credit Enhancement........................................................    68
   Section 13.05.   Reports by Trustee to Holders.............................................    68
   Section 13.06.   Trust Estate..............................................................    68

   These STANDARD TERMS AND CONDITIONS OF TRUST AGREEMENT dated as of January 1, 1995 (herein called these "Standard Terms of Trust Agreement") are incorporated by reference in, and are intended to form a part of, each Supplemental Trust Agreement to which these Standard Trust Agreement Terms are appended (each, a "Supplement," and each such Supplement together with the Standard Terms of Trust Agreement incorporated by reference therein, a "Trust Agreement").

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                           OF GENERAL APPLICATION


   Section 1.01. Definitions. The following terms as used in these Standard Terms of Trust Agreement shall have the following meanings:

     " Act": With respect to any Holder, the meaning specified in Section 1.02."

     "Additional Servicing Fee": With respect to an Issue of Securities the fee, if any, payable to the Servicer under the Servicing Agreement and designated as an "Additional Servicing Fee."

     "Administrator": ABN AMRO Bank N.V. in its capacity as agent to the Company pursuant to that certain Administration Agreement dated as of July 22, 1994 between ABN AMRO Bank N.V. and Lord Securities Corporation."

     "Affiliate": With respect to any specified Person, any other Person, directly or indirectly through one or more intermediaries controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing."

     "Authenticating Agent":  Any entity appointed by the Trustee pursuant to
Section 8.14."

     "Board of Directors": The board of directors of the Company or any duly authorized committee of such Board."

     "Board Resolution": A copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee."

     "Borrower" or "Borrowers": With respect to an Issue of Securities, the obligor or obligors on the Loan Note, Loan Notes or other instruments or assets securing such

Securities or in which such Securities represent fractional undivided ownership interests, as identified in the Supplement for such Issue."

     "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York and Chicago, Illinois are authorized or obligated by law or executive order to be closed."

     "Collection Period": With respect to an Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Company": U.S. Trade Funding Corp., a Delaware corporation, until a successor Person shall have become the Company pursuant to the applicable provisions of the Trust Agreement, and thereafter Company shall mean such successor Person."

     "Company Order" and "Company Request": A written order or request signed in the name of the Company by its Chairman of the Board, President, or a Vice President, or signed on behalf of the Company by the Administrator and delivered to the Trustee."

     "Corporate Trust Office": The principal corporate trust office of the Trustee specified in the Supplement, or at such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee."

     "Credit Enhancement": With respect to any Issue of Securities, the meaning specified in the Supplement for such Issue."
Cut-Off Date": With respect to any Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Debt Securities": Notes, bonds, debentures or other form of securities that may be issued by, or at the direction of, the Company from time to time under Supplements incorporating by reference these Standard Terms of Trust Agreement, in each case evidencing an obligation of the Company to pay."

     "Debt Securities Register":  The meaning set forth in Section 3.05."

     "Debt Securities Registrar":  The meaning set forth in Section 3.05."

     "Default": Any occurrence or circumstance which, with notice or the lapse of time or both, would become an Event of Default."

     "Defaulted Loan": Any Loan which as of the applicable date is in Default under the related Loan Note, Loan Documents or equivalent instrument."

     "Delivery Date": With respect to an Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Determination Date": With respect to an Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Determining Party": The party that for purposes of this Trust Agreement shall have the right from time to time to direct the Trustee or otherwise direct certain proceedings and remedies as described herein. Generally, the Determining Party shall be the Holders of Outstanding Securities in priorities by Level as specified in the Supplement. Where the Supplement does not establish a priority, the Determining Party shall be the Holders of all Outstanding Securities without regard to Level. Where provisions of this Trust Agreement specify a voting percentage, then the applicable percentage in outstanding principal amount of the specified Outstanding Securities must approve the action at issue. For example, if for purposes of a certain action the Level 1-A Holders are the Determining Party and the applicable provision recites "by written notice to the Trustee from the Determining Party (66-2/3%)" then such action requires written notice from the Holders of at least 66-2/3% of the outstanding principal amount of Level 1-A securities."

     "Distribution": The amounts payable from time to time on Pass-through Securities, all as more fully described in a Supplement relating to an Issue of Pass-through Securities."

     "Distribution Account": The trust account specifically identified with respect to an Issue of Securities in the Supplement for such Issue, established by the Trustee pursuant to Section 13.02 hereof."

     "Eligible Assets": Shall have the meaning ascribed to such term from time to time pursuant to Rule 3a-7 under the Investment Company Act of 1940."

     "Eligible Investments": Any and all of the following instruments (provided that the same in all events shall mature prior to the related Payment Date on which proceeds thereof are required to make payments hereunder, and shall not be callable as to principal and interest):

          (i) obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof whose obligations are backed by the full faith and credit of the United States;

         (ii) certificates of deposit and time and demand deposits and bankers' acceptances having original maturities of no more than 365 days of any bank or trust company incorporated or licensed under the laws of the United States or any state, provided that the long-term obligations of such bank or trust company, at the date of acquisition thereof have received a credit rating of at least AAA (or its equivalent) from the Rating Agency or the short term debt obligations of such bank or trust company at the date of acquisition thereof have received a credit rating of at least AAA (or its equivalent) from the Rating Agency;

        (iii) money market funds rated AAAm or AAAm-g by the Rating Agency; any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth in the Trust Agreement;

          (iv) investment agreements or contracts which have a long-term rating of AAA or higher by the Rating Agency or a short-term rating of A-1+ by the Rating Agency;

           (v) certificates of deposit and time and demand deposits and bankers' acceptances having original maturities of no more than 365 days of the Trustee, provided the Trustee maintains a short-term rating of A-1+ by the Rating Agency;

          (vi) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having a rating of A-1+ by the Rating Agency at the time of such investment; and

         (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agency that was requested to rate the Securities as collateral for securities having ratings equivalent to their respective ratings of the Securities that were in effect at the time of such investment.

     Any such Eligible Investments may be purchased by or through the Trustee or any of its Affiliates."

     "Event of Default":  The meaning specified in Section 6.01."

     "Event of Termination":  The meaning specified in Section 7.01."

     "Eximbank":  Export-Import Bank of the United States."

     "Final Payment Date": With respect to each Issue of Securities, the date on which the final principal payment on such Securities becomes due and payable as therein or herein provided, whether at the Stated Maturity, by acceleration or redemption."

     "Grant": To grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of Loan Notes, Loans or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including without limitation the immediate and continuing right to claim, collect, receive and receipt for payments in respect of such Loan Notes and Loans, or any other payment due thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto."

     "Holder": The person in whose name any Securities are registered in the Register."

     "Imputed Interest Amount": With respect to any Issue of Pass-through Securities, the meaning specified in the Supplement related to such Issue of Pass-through Securities."

     "Imputed Principal Amount": With respect to any Issue of Pass-through Securities, for purposes of any particular certificate representing an ownership interest in Pass-through Securities, an amount equal to the Percentage Interest of such certificate multiplied by the aggregate principal amount of the Loans (or as the context may require, an installment of principal due in respect of the Loans) and, for purposes of determining the aggregate Imputed Principal Amount, an amount equal to the aggregate principal amount of the Loans."

     "Independent": When used with respect to any specified Person means such a Person, who (1) is in fact independent of the Company, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (3) is not connected with the Company as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof."

     "Interest Amount": With respect to each Collection Period, the amount of collections received by the Servicer or the Trustee, as applicable, from the Borrower or Borrowers during such Collection Period or from any guarantor or other credit enhancer of the Loans, or from any other payor in respect of Other Collateral, in each case attributable to interest on the respective Loans, and identified as such on the Servicer Remittance Report for such Collection Period."

     "Interest Rate": With respect to any Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Issue" or "Issue of Securities": For purposes of these Standard Terms of Trust Agreement, the Securities issued by or at the direction of the Company pursuant to each Supplement, including these Standard Terms of Trust Agreement incorporated therein, which Securities may be issuable in any number of Classes or Series with such titles and relative rights and benefits as shall be specified in the Supplement for such Securities."

     "Level [X-Z] Interest Accounts"; and "Level [X-Z] Principal Accounts":
Each of the several Payment Accounts identified as such and established for the benefit of the Level [X-Z] Parties."

     "Level [X-Z] Interest Amount" and "Level [X-Z] Principal Amount": With respect to any Collection Period, the respective amounts reflected as such on the Servicer Remittance Report for such Collection Period."

     "Level [X-Z] Parties": With respect to an Issue of Securities, the meaning specified in the Supplement for such Issue.

     For purposes of each of the defined terms commencing with the word "Level", the bracketed symbol [X-Z] shall be constituted by an integer in the case of the character "X" and may be constituted by a letter designation in case of the character "Z". Unless otherwise provided in the Supplement, the integers and letters shall designate a hierarchy of priority such that "1" shall be higher priority than "2", etc. and "A" shall be in higher priority than "B", etc."

     "Liquidity Account". means the account, if any, established by the Trustee pursuant to Section 13.03 below relating to a particular Issue of Securities." Liquidity Facility": With respect to any Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Loan": Any one of the one or more loans, receivables or other evidences of indebtedness or other form of Eligible Assets, including any amendments, riders and annexes thereto, securing an Issue of Securities, or in which an Issue of Securities represents fractional undivided ownership interests, in either case, as more specifically identified and described in the Supplement for such Issue."

     "Loan Collateral": With respect to a Loan, the collateral, if any, securing such Loan as described in the Supplement for the Issue of Securities secured by such Loan, or in which such Securities represent fractional undivided ownership interests."

     "Loan Documents": With respect to any Loan, the documents and instruments evidencing such Loan including, without limitation, any loan agreement, note, security agreement, insurance policy or guarantee. "

     "Loan Note": With respect to any Loan, the related promissory note evidencing such Loan."

     "Minimum Denomination": With respect to any Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Officer's Certificate": A certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer, or the Secretary of the company on whose behalf the certificate is delivered, and delivered to the Trustee and which certificate shall comply with the applicable requirements of
Section 1.12 hereof. Unless otherwise specified, any reference in the Trust Agreement to an Officer's Certificate shall be to an Officer's Certificate of the Company."

     "Opinion of Counsel": A written opinion of counsel who may, except as otherwise expressly provided in the Trust Agreement, be counsel for the Company and who shall be reasonably satisfactory to the Trustee and which opinion shall comply with the applicable requirements of Section 1.12 hereof."

     "Other Collateral": Such Eligible Assets and other property as may from time to time be a part of the Trust Estate."

     "Outstanding": As of any date of determination, all Securities of such Issue theretofore authenticated and delivered under the Trust Agreement except:

          (i) Securities theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

         (ii) Securities for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Trustee or any Paying Agent (other than the Company) in trust for the Holders of such Securities (provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Trust Agreement or provision therefor, satisfactory to the Trustee, has been made); and

        (iii) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to the Trust Agreement unless proof satisfactory to the Trustee is presented that any such Securities are held by a bona fide purchaser;

provided, however, that for purposes of determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded."

     "Pass-through Securities": Certificates of beneficial interest or other securities evidencing an undivided fractional ownership interest in a Trust Estate that may be issued at the direction of the Company from time to time under Supplements incorporating by reference these Standard Terms of Trust Agreement."

     "Pass-through Securities Register":  The meaning set forth in Section
3.05."


     "Pass-through Securities Registrar":  The meaning set forth in Section
3.05."

     "Paying Agent": The Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 8.08 and is authorized by the Company pursuant to Section 12.03 to pay the principal of, or interest on, any Securities on behalf of the Company."

     "Payment Accounts": The sub-accounts of the Distribution Account established by the Trustee in accordance with Section 13.02 hereof. The Payment Accounts with respect to an Issue of Securities shall be specifically identified in the Supplement for such Issue and shall, in addition, be separately identified as Level 1 Interest Accounts or Level 1 Principal Accounts, and, to the extent necessary, Level 2 Interest Accounts or Level 2 Principal Accounts, and Level 3 Interest Accounts or Level 3 Principal Accounts, etc."

     "Payment Date": With respect to an Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Percentage Interest": The undivided fractional ownership interest of any Holder of Pass-through Securities, expressed as a percentage of all such ownership interests."

     "Person": Any individual, corporation, partnership, limited liability company, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof."

     "Principal Amount": With respect to each Collection Period, the amount of collections received by the Servicer or the Trustee, as applicable, from the Borrower or Borrowers during such Collection Period or from any guarantor or other credit enhancer of the Loans or from any payor in respect of any Other Collateral, in each case attributable to principal on the respective Loans, and identified as such on the Servicer Remittance Report for such Collection Period."

     "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding."

     "Rating Agency": With respect to an Issue of Securities, the statistical rating organization or organizations specified in the Supplement for such Issue, or any successor thereto."

     "Record Date": With respect to an Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Register": With respect to an Issue of Debt Securities, the Debt Securities Register and, with respect to an Issue of Pass-through Securities, the Pass-through Securities Register."

     "Registered Holder": The Person whose name appears on the Register on the applicable Record Date or Redemption Record Date or Special Redemption Record Date, as applicable."

     "Registrar": With respect to an Issue of Debt Securities, the Debt Securities Registrar and, with respect to an Issue of Pass-through Securities, the Pass-through Securities Registrar."

     "Reinvestment Income": Any interest or other earnings earned on all or part of the Trust Estate."

     "Required Rating": With respect to an Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Responsible Officer": With respect to the Trustee, any Executive Vice President and Trust Officer, any Senior Vice President and Trust Officer, any Vice President and Trust Officer, any Assistant Vice President and Trust Officer, or any Corporate Trust Officer assigned by the Trustee and working in the corporate trust department of the Trustee at the location of the Corporate Trust Office to administer its corporate trust matters."

     "Revenue Account": The deposit account specifically identified, with respect to an Issue of Securities in the Supplement for such Issue, established by the Trustee pursuant to Section 13.01 hereof."

     "Sale": The meaning specified in Section 6.18 or Section 7.12 hereof, as the case may be."

     "Scheduled Expenses": As of any particular date, any Servicing Fee and any Trustee's Fee and any other fees that may be specified as such in the Supplement for a particular Issue to be due on the next Payment Date."

     "Securities": For purposes of these Standard Terms of Trust Agreement, Debt Securities, Pass-through Securities or other securities that may be issued by, or at the direction of, the Company from time to time under Supplements incorporating by reference these Standard Terms of Trust Agreement and for purposes of an Trust Agreement, the Issue of Securities issued pursuant to such Trust Agreement."

     "Security": The note, certificate, receipt or other evidence of ownership of one or more Securities."

     "Servicer": With respect to any Issue of Securities, the Person specified as such in the Supplement for such Issue until a successor Person shall have become the Servicer pursuant to the applicable provisions of the Servicing Agreement, and thereafter, the "Servicer" shall mean such successor Person."

     "Servicer Remittance Date": With respect to an Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Servicer Remittance Report": The report of the Servicer substantially in the form of Exhibit B to the Supplement, required to be delivered by the Servicer to the Trustee on or before each Servicer Remittance Date."

     "Servicing Agreement": The Servicing Agreement by and among the Company, the Servicer, and the Trustee dated the date specified in the Supplement for a particular Issue of Securities."

     "Servicing Fee": The fee paid to the Servicer as the servicing fee pursuant to the Servicing Agreement."

     "Special Payment Date": With respect to an Issue of Securities, the meaning (if any) specified in the Supplement for such Issue."

     "Special Redemption Date":  A date fixed pursuant to Section 11.01."

     "Special Redemption Price": With respect to any Securities, and as of any Special Redemption Date, the outstanding principal amount of such Securities, together with interest accrued thereon to the Special Redemption Date at the Interest Rate applicable to such Securities (exclusive of installments of interest and principal maturing on or prior to such date, payment of which shall have been made or duly provided for to the Holder of such Securities on the applicable Record Date or as otherwise provided in the Trust Agreement)."

     "Special Redemption Record Date": With respect to any redemption of Securities pursuant to Article Eleven, a date fixed pursuant to Section 11.01."

     "Stated Maturity": With respect to an Issue of Securities, the meaning specified in the Supplement for such Issue."

     "Trust Agreement": Any one Supplemental Trust Agreement incorporating by reference these Standard Trust Agreement Terms, in the form when originally executed and, if from time to time supplemented or amended by one or more supplemental trust agreements entered into pursuant to the applicable provisions hereof. All references in these Standard Trust Agreement Terms designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of these Standard Trust Agreement Terms as originally executed, or if amended or supplemented, as so amended and supplemented, and all references in each Supplement to the designated "Articles," "Sections," "Subsections" and other subdivisions, unless explicitly provided otherwise, are to the designated Articles, Sections, Subsections and other subdivisions of these Standard Trust Agreement Terms. The words "herein," "hereof," "hereunder" and other words of similar import when not related to a specific subdivision of these Standard Trust Agreement Terms, refer to the Trust Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision of these Standard Trust Agreement Terms or the Supplement."

     "Trust Estate": With respect to an Issue of Securities, the meaning specified in the Granting Clause of the Supplement for such Issue."

     "Trustee": With respect to an Issue of Securities, the Person specified as such in the Supplement for such Issue, until a successor Person shall have become the Trustee pursuant to the applicable provisions of the Trust Agreement, and thereafter "Trustee" shall mean such successor Person."

     "Trustee's Fee": The fee paid to the Trustee as the trustee fee pursuant to Section 8.07 of the Trust Agreement."

     "Vice President": With respect to the Company or the Trustee, any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     WHERE THE TERMS OF ANY DEFINITION OR PROVISION OF THIS STANDARD TERMS OF TRUST AGREEMENT AND A SUPPLEMENT ARE INCONSISTENT, THE PROVISIONS OF THE SUPPLEMENT SHALL SUPERSEDE THE PROVISIONS OF THESE STANDARD TERMS AND BE CONTROLLING.

   Section 1.02. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Trust Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Trust Agreement and (subject to Section 8.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

     (c)  The ownership of Securities shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

   Section 1.03. Notices, etc., to Trustee, Company and Servicer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Trust Agreement to be made upon, given or furnished to, or filed with:

          (i) the Trustee by any Holder, by the Company or by the Servicer shall be sufficient for every purpose hereunder if in writing, mailed, first-class postage prepaid, to the Trustee addressed to it at the address of the Trustee as indicated in the Supplement for such Issue, or at any other address previously furnished in writing to the Company, the Holders and the Servicer and actually received by a Responsible Officer of the Trustee; or

         (ii) the Company by the Trustee, by the Servicer or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at: Two Wall Street, New York, New York 10005, Attention: Andrew L. Stidd, Vice President, or at any other address previously furnished in writing to the Trustee, the Holders and the Servicer by the Company; or

        (iii) the Servicer by the Trustee, the Company or the Holders shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Servicer addressed to it at the address of the Servicer as indicated in the Supplement for such Issue, or at any other address previously furnished in writing to the Trustee, the Holders and the Company.

   Section 1.04. Notices to Holders; Waiver. Where the Trust Agreement provides for notice to Holders of any event such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where the Trust Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of the Trust Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

   Section 1.05. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

   Section 1.06. Successors and Assigns. All covenants and agreements in the Trust Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

   Section 1.07. Separability. In case any provision in the Trust Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   Section 1.08. Benefits of Trust Agreement. Nothing in the Trust Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto or any Person named in any Supplement, the Holders, and any Paying Agent which may be appointed pursuant to the provisions hereof and any of their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Trust Agreement or under the Securities.

   Section 1.09. Legal Holidays. Unless otherwise specifically provided herein, in any case where the date of performance of any duty required by the Trust Agreement or the date of any Payment Date, or the Stated Maturity of any Securities, shall not be a Business Day, then (notwithstanding any other provision of the Securities or the Trust Agreement but subject to any specific overriding provision with respect thereto of any Supplement) performance of such duty or payment of principal, interest, or premium, if any, need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the nominal date of any performance of such duty or such Stated Maturity or Payment Date and, assuming such payment is actually made on such subsequent Business Day, no interest shall accrue on the amount of such payment for the period from and after any such nominal date.

   Section 1.10. Governing Law. The Trust Agreement and each Security shall be construed in accordance with and governed by the internal laws of the State of Illinois applicable to agreements made and to be performed therein, and the parties hereto hereby acknowledge and agree that the Trust Agreement and the transactions contemplated thereunder were negotiated and entered into in the State of Illinois.

   Section 1.11. Corporate Obligation. No recourse may be taken, directly or indirectly, against any incorporator, member, trustor, employee, agent, Affiliate, officer or director of the Company or the Trustee or of any predecessor or successor of the Company or the Trustee with respect to any of the Company's obligations on the Securities or under the Trust Agreement or with respect to the Trustee's obligations under the Trust Agreement or any certificate or other writing delivered in connection herewith.

   Section 1.12. Compliance Certificates and Opinions. Upon any application, order or request by the Company or the Servicer to the Trustee to take any action under any provision of the Trust Agreement for which a specific request is required under the Trust Agreement, the Company or the Servicer, as applicable, shall furnish to the Trustee an Officer's Certificate of the Company or the Servicer, as applicable, stating that all conditions precedent, if any, provided for in the Trust Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of a different certificate is specifically required by any provision of the Trust Agreement relating to such particular application or request, no additional certificate need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Trust Agreement shall include:

          (a) a statement that each individual signing such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

   Section 1.13. Rights and Remedies Cumulative. In connection with any Issue of Securities, except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07 and subject to the provisions of Section 6.09 and Section 7.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

   Section 1.14. Undertaking for Costs. All parties to the Trust Agreement agree, and each Holder of any Securities by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Trust Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 50% in principal amount, or Imputed Principal Amount, as the case may be, of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on or any Distribution in respect of any Securities on or after the Stated Maturity expressed in the Trust Agreement and in such Securities.

                                  ARTICLE TWO

                              FORM OF SECURITIES

   Section 2.01. Form Generally. The Securities of any Issue and the certificates of authentication shall be in substantially the form set forth in the Supplement for such Issue, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

     The definitive Securities shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any manner acceptable to the initial purchasers of the Securities, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                                 ARTICLE THREE

                                THE SECURITIES

   Section 3.01. Denominations. The aggregate principal amount of Securities which may be authenticated and delivered under the Trust Agreement shall be specified in the Preliminary Statement of the Supplement, except for Securities authenticated and delivered upon registration of transfer or in exchange for or in lieu of, other Securities pursuant to Sections 3.04, 3.05, 3.07 or 10.05. The Securities shall be issuable only as registered Securities without coupons in at least the Minimum Denomination and integral multiples thereof; provided, that, the foregoing shall not restrict or prevent the transfer in accordance with
Section 3.05 of any Security reflecting a remaining outstanding principal amount or Imputed Principal Amount of less than the Minimum Denomination.

   Section 3.02. Issues of Securities. The Securities of each Issue shall be in such aggregate principal amount, shall be issuable in such classes or series with such relative rights and benefits, shall bear such date or dates, shall be payable at such place or places, shall mature on such date, shall bear interest at such rate payable in such installments and on such dates, as shall be fixed and determined by the Board of Directors, and as shall be specified in the Supplement for such Issue.

     Each Issue of Securities shall be created by a Supplement incorporating by reference these Standard Terms of Trust Agreement, which shall be authorized by a resolution of the Board of Directors delivered to the Trustee.

   Section 3.03. Execution, Authentication, Delivery and Dating. Debt Securities shall be executed on behalf of the Company by its President or one of its Vice Presidents under its corporate seal imprinted or otherwise reproduced thereon. Pass-through Securities shall be executed on behalf of the Trustee by an authorized officer of the Trustee under its seal imprinted or otherwise reproduced thereon. The signature of these officers on the Securities may be manual or by facsimile.

     Securities bearing the manual signatures of individuals who were at any time the proper officers of the Company or the Trustee shall bind the Company or the Trustee, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication or delivery of such Securities or did not hold offices at the date of authentication or delivery of such Securities.

     Each Security shall bear on its face the Delivery Date and be dated as of the date of its authentication.

     No Security shall be entitled to any benefit under the Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication executed by the Trustee or, upon compliance with
Section 8.14, by any Authenticating Agent by the manual signature of one of its authorized officers in substantially the following form:

     This is one of the Securities referred to in the within-mentioned Trust Agreement.

                                   (Trustee),
                                   As Trustee


                                   By___________________________________________
                                     Authorized Officer

     Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     Section 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company to be maintained as provided in Section 12.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company, subject to Section 3.04, shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of any authorized denominations and of a like initial aggregate principal amount and Stated Maturity. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under the Trust Agreement as definitive Securities.

     Section 3.05. Registration, Registration of Transfer and Exchange. (a) The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 12.02 a register (the "Debt Securities Register"), in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and the registration of transfers of Debt Securities. The Company hereby appoint as "Debt Securities Registrar" for the purpose of registering Debt Securities and transfers of Debt Securities as herein provided the Person so designated in the applicable Supplement. The Trustee shall have the right to examine the Debt Securities Register at all reasonable times and to rely conclusively upon a Certificate of the Debt Securities Registrar as to the names and addresses of the Holders of the Debt Securities and the principal amounts and numbers of such Debt Securities as held. The Trustee shall cause to be kept at its Corporate Trust Office a register (the "Pass-through Securities Register"), in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of the Pass-through Securities and the registration and transfer of the Pass-through Securities. The Trustee is hereby appointed "Pass-through Securities Registrar" for the purpose of registering the Pass-through Securities and transfers of the Pass-through Securities as herein provided. The Trustee shall have the right to rely conclusively upon an examination of the Pass-through Securities Register for the purposes of determining the names and addresses of the Holders of the Pass-through Securities and the Percentage Interests and identifying numbers relating to such Pass-through Securities as held.

     (b) Upon surrender for registration of transfer of any Security at, in the case of Debt Securities, the office or agency of the Company to be maintained as provided in Section 12.02, or in the case of Pass-through Securities, at the Corporate Trust Office of the Trustee, the Company or the Trustee, as applicable, shall execute, and the Trustee or its agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, and of a like aggregate principal amount or Percentage Interest, as applicable, and Stated Maturity.

     (c) At the option of the Holder, Securities may be exchanged for other Securities of the same Issue, and if applicable, the same class and series and Stated Maturity of any authorized denominations and of a like aggregate principal amount or Percentage Interest, as applicable, of such Issue, class and series and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, in the case of Debt Securities, the Company, or, in the case of Pass-through Securities, the Trustee shall execute, and the Trustee or its agent shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     (d) All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Trust Agreement, as the Debt Securities surrendered upon the registration of such transfer or exchange. All Pass-through Securities issued upon any registration of transfer or exchange of Pass-through Securities shall be valid beneficial interests in the applicable Trust Estate, evidencing the same undivided fractional interest, and entitled to the same benefits under the related Trust Agreement, as the Pass-through Securities surrendered upon the registration of such transfer or exchange.

     Every Security presented or surrendered for registration of transfer or exchange shall (if so required by, in the case of Debt Securities, the Company or, in the case of Pass-through Securities, the Trustee, or, in any case, the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

     Any additional restrictions on the transferability of Securities of a particular Issue shall be set forth in the Supplement for such Issue.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but, in the case of Debt Securities, the Company or, in the case of Pass-through Securities, the Trustee, or, in any case, the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 or 10.05 not involving any registration of transfer.

     Notwithstanding anything else to the contrary contained in the Trust Agreement, (i) the obligation of the Company to pay the principal of and interest on any Debt Securities is not a general obligation of the Company, but is limited solely to the Collateral granted or deposited under the Trust Agreement and (ii) the obligation of the Trustee (for the benefit of the Trust) to make payments in respect of any Pass-through Securities is not a general obligation of the Trust, but is limited solely to the Collateral granted or deposited under the Trust Agreement.

     Section 3.06.  Reserved.

     Section 3.07. Mutilated, Destroyed, Lost or Stolen Securities. If (i) any mutilated Security is surrendered to the Registrar, or if the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Registrar such security or indemnity as may be required by the Registrar to save the Registrar, the Company and the Trustee or any agent of any of them harmless, then, in the absence of notice to the Registrar that such Security has been acquired by a bona fide purchaser, in the case of Debt Securities, the Company or, in the case of Pass-through Securities, the Trustee shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same tenor, initial principal amount or Percentage Interest, as the case may be, and Stated Maturity, bearing a number not contemporaneously outstanding. If, after the delivery of such new Security, a bona fide purchaser of the original Security in lieu of which such new Security was issued presents for payment such original Security, the Company, the Trustee and/or the Registrar shall be entitled to recover such new Security from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Company, the Trustee and/or the Registrar or any agent of any of them in connection therewith. If any such mutilated, destroyed, lost or stolen Security shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Security, the Company or the Trust, as the case may be, may pay such Security without surrender thereof, except that any mutilated Security shall be surrendered.

     Upon the issuance of any new Security under this Section, the Company, the Trustee and/or the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and/or the Registrar) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute in the case of Debt Securities, an original additional contractual obligation of the Company or, in the case of Pass-through Securities, an original additional beneficial interest in the Trust Estate, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Trust Agreement in accordance with the terms of the Trust Agreement and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 3.08. Payment of Principal and Interest; Principal and Interest Rights Preserved. (a) Any Debt Securities issued hereunder shall bear interest on the unpaid principal amount thereof from and including their respective Delivery Date at their respective Interest Rates (calculated on the basis of a 360-day year consisting of 12 months of 30 days each unless otherwise specified in the Supplement for such Issue), through the day immediately preceding the first Payment Date following such Delivery Date and thereafter, on each Payment Date from and including the most recent Payment Date through the day immediately preceding the applicable Payment Date, until the last day preceding the Final Payment Date.

     (b) The principal of each Debt Security may be payable in installments ending in any event no later than the Stated Maturity thereof unless such Debt Security becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. All reductions in the principal amount of a Debt Security effected by payments of installments of principal made on any Payment Date shall be binding upon all future Holders of such Debt Security and of any Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Debt Security.

     (c) The amount of principal and interest payable with respect to any Debt Security on any Payment Date, or the method by which such amount is to be calculated, shall be specified in the Supplement for the applicable Issue of Debt Securities.

     (d) The amount and timing of any Distributions relating to Pass-through Securities shall be specified in the Supplement for the applicable Issue of Pass-through Securities.

     (e) The principal of and interest on any Debt Securities and Distributions in respect of Pass-through Securities are payable by check mailed by first-class mail to the Person whose name appears as the Registered Holder of such Security on the Register at the address of such Person as it appears on the Register in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. In the case of a Registered Holder of at least, in the case of Debt Securities, $1,000,000 in principal amount of Debt Securities of an Issue or, in the case of Pass-through Securities, $1,000,000 of Imputed Principal Amount of such Pass-through Securities of an Issue, payments of principal, premium, if any, and interest on such Debt Securities and of Distributions in respect of Pass-through Securities may be made by wire transfer in immediately available funds to an account designated in writing by such Registered Holder. All payments on the Securities, other than the payment due on the Final Payment Date, shall be paid without any requirement of presentment. In the case of Debt Securities, the Company or, in the case of Pass-through Securities, the Trustee shall notify the Person in whose name a Security is registered at the close of business on the Record Date next preceding the Payment Date on which the Company or the Trustee, as the case may be, expects that the final installment of principal of such Security will be paid that the Company or the Trustee, as the case may be, expects that such final installment will be paid on such Payment Date. Such notice shall be mailed no later than the tenth day prior to such Payment Date and shall specify the place where such Security may be surrendered. Funds representing any such checks returned undeliverable shall be held in accordance with Section 12.03. Each Holder shall surrender its Security to the Company or the Trustee prior to the final installment of principal of such Security being paid.

     Section 3.09. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Security, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of and interest on or Distributions in respect of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 3.10. Cancellation. All Securities surrendered to the Trustee, the Company or the Registrar for payment, registration of transfer or exchange (including Securities surrendered to any Person other than the Trustee, the Company or the Registrar which shall be delivered to the Trustee, the Company or the Registrar) shall be promptly canceled by the Trustee or, if received by the Company or the Registrar, shall be promptly forwarded to the Trustee for cancellation and upon receipt by the Trustee, such Securities shall be promptly canceled. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.10, except as expressly permitted by the Trust Agreement. All canceled Securities held by the Trustee shall be disposed of by the Trustee as is customary with its standard practice.

                                ARTICLE FOUR

              ORIGINAL AUTHENTICATION AND DELIVERY OF SECURITIES

     Section 4.01. General Provisions. Each Issue of Securities originally may be (i) in the case of Debt Securities, executed by, or at the direction of, the Company and delivered to the Trustee for authentication concurrently with the execution and delivery of the Trust Agreement and (ii) in the case of Pass-through Securities, executed by the Trustee, and, in each case, the same shall thereupon be authenticated and delivered by the Trustee upon Company Order upon
(a) compliance with the conditions of Section 4.02 and (b) receipt by the Trustee of the following:

          (1) a Board Resolution of the Company, authorizing, as applicable, the execution and delivery of the Supplement, incorporating by reference these Standard Terms of Trust Agreement, each other related document contemplated hereby and thereby (the "Documents"), and the Securities;

          (2) either (i) a certificate or other official document evidencing the due authorization, approval or consent of any government body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel that the Trustee and, if so required, each purchaser of said Securities, is entitled to rely thereon and that the authorization, approval or consent of no other governmental body is required for valid issuance of the Securities, or (ii) an Opinion of Counsel that no such authorization, approval or consent of any governmental body is required;

          (3) Opinions of Counsel (which may rely upon any Officer's Certificate from the Company, the Trustee and/or the Servicer (if any) as to matters of fact and subject to customary exceptions and assumptions) substantially to the effect that (i) the Documents have been duly authorized, executed and delivered and constitute the valid, legal and binding obligations of the Company and the Servicer, as applicable, enforceable in accordance with their respective terms and, in the case of Debt Securities, such Debt Securities, when issued and authenticated in accordance with the terms of the Trust Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms or, in the case of Pass-through Securities, such Pass-through Securities, when issued and authenticated in accordance with the terms of the Trust Agreement, will constitute valid fractional undivided beneficial ownership interests in the Trust Estate; (ii) no consent, approval or authorization of any governmental authority is required for the execution and delivery by the Company of the Documents and the execution and delivery of the Securities except such as may have been obtained; (iii) all instruments furnished to the Trustee in connection with the Securities conform to the requirements of the Trust Agreement and constitute sufficient authority for the Trustee to authenticate and deliver the Securities; (iv) all laws and requirements with respect to the form and execution by the Company, and/or the Trustee, as applicable, of the Documents and the execution and delivery by the Company, and/or the Trustee, as applicable, of the Securities have been complied with; (v) the Company, the Trustee and the Servicer, as applicable, have corporate power to execute and deliver the Documents and the Securities; (vi) the offer and sale of the Securities is exempt from the registration requirements of the Securities Act of 1933, as amended, and no qualification of the Trust Agreement is required under the Trust Indenture Act of 1939 or the offering of the Securities has been duly registered under the Securities Act of 1933, as amended and (if required in such instance) the Trust Agreement has been qualified under the Trust Indenture Act of 1939; (vii) the Company is not an "investment company" required to register as such under the Investment Company Act of 1940; (viii) to the knowledge of such counsel, the execution and delivery of the Documents and the issuance of the Securities will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation, by-laws or other organizational documents, as applicable, of the Company or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Company is a party or by which it may be bound or to which it may be subject; and (ix) such other matters as may be required by the Supplement.

          (4) an Officer's Certificate of the Company stating that the Company is not in Default under the Trust Agreement and that the execution, delivery and performance of the Trust Agreement and related documents and the issuance of the Securities will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Company's certificate of incorporation, by-laws or other organizational documents, as applicable, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Company is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in the Trust Agreement relating to the execution and delivery of the Trust Agreement and related documents and to the authentication and delivery of the Securities have been complied with;

          (5) if required by the Supplement for such Issue of Securities, a certificate or opinion of a firm of independent public accountants of recognized national reputation to the effect and in a form acceptable to the Company and counsel for the Company as to such matters as the Company and the Trustee may agree;

          (6)  executed copies of the Documents;

          (7) such other documents or actions as may be required in the related Supplement; and

          (8) executed copies of the Loan Documents and such other documents as the Trustee may reasonably require.

     Section 4.02. Collateral. In addition to the requirements of Section 4.01, each Issue of Securities may be executed, authenticated and delivered only upon delivery by the Company to the Trustee, and receipt by the Trustee, of the following:

          (1) An Officer's Certificate from the Company to the Trustee, dated as of the date of the Company Order, to the effect that, each Loan Note, Loan and related Loan Documents which, in the case of Debt Securities, secure the Securities, or, in the case of Pass-through Securities, in which the Securities represent undivided fractional interests:

          (a) immediately prior to consummation of the transactions contemplated hereby, the Company is the owner of such Loan Note, Loan, related Loan Documents and Other Collateral and, if applicable, has a security interest in the related Loan Collateral, the Company has not assigned any interest or participation in such Loan Note, Loan, related Loan Documents, Other Collateral or, if applicable, in the Company's security interest in the related Loan Collateral (or, if any such interest or participation has been assigned, such assignment has been released), and the Company has full right to Grant such Loan Note, Loan, related Loan Documents, Other Collateral and, if applicable, the Company's security interest in the related Loan Collateral;

          (b) the information set forth with respect to each Loan, Loan Note, related Loan Documents and Other Collateral in the applicable Supplement is correct; and

          (c) the Company has Granted to the Trustee all of its right, title, and interest in each Loan Note, Loan, related Loan Documents, Other Collateral and, to the extent applicable, its security interest in the related Loan Collateral;

     (2) An Officer's Certificate of the Company to the effect that attached thereto is a true and correct copy of a letter signed by the Rating Agency (or other evidence satisfactory to the Trustee) confirming that the Securities have been assigned the Required Rating.

                                 ARTICLE FIVE

                          SATISFACTION AND DISCHARGE

     Section 5.01. Satisfaction and Discharge of Trust Agreement. In connection with any Issue of Debt Securities, the Trust Agreement shall cease to be of further effect (except to any surviving rights of registration of transfer and exchange or payment) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Trust Agreement and shall pay, assign, transfer, without recourse, representation or warranty, and deliver to the Company upon Company Order all cash, securities and other property held by it as part of the Trust Estate (except for amounts required to pay and discharge the entire remaining indebtedness of the Debt Securities), when

          (1)  either

                    (a) all Debt Securities theretofore authenticated and delivered (other than (x) Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
          Section 3.07, and (y) Debt Securities for whose payment money has theretofore been deposited in trust, regardless of whether thereafter repaid to the Company or discharged from such trust, as provided in
          Section 12.03) have been delivered to the Trustee for cancellation; or

                    (b) all Debt Securities have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee, in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities; and

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Debt Securities and to the Trustee.

     Notwithstanding the satisfaction and discharge of the Trust Agreement with respect to the Debt Securities pursuant to the foregoing provisions of this
Section 5.01, the Company's obligations set forth in Sections 3.08, 8.07, 12.02 and 12.03, the Trustee's obligations set forth in Section 5.02 and the rights and immunities of the Trustee under the Trust Agreement shall survive until the Debt Securities are no longer Outstanding. Thereafter, the obligations of the Company set forth in Section 8.07 and the Trustee set forth in Section 5.02 and the rights and immunities of the Trustee under the Trust Agreement shall survive.

     Section 5.02.  Application of Trust Money. Subject to the last paragraph of
Section 12.03 hereof, all monies deposited with the Trustee pursuant to Section
5.01 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities and the Trust Agreement, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required herein or to the extent required by law.

                                 ARTICLE SIX

                             DEFAULTS AND REMEDIES


     Section 6.01. Events of Default. In connection with any Issue of Debt Securities, "Event of Default" wherever used herein means any one of the following events:

          (1) Default in the payment of any interest upon the Debt Securities issued pursuant to this Trust Agreement when the same becomes due and payable; or

          (2) Default in the payment of any principal of, or premium, if any, on the Debt Securities issued pursuant to the Trust Agreement when the same becomes due and payable; or

          (3) Default in the performance of any covenant of the Company (other than a default under Sections 6.01(1) or (2) above), or breach of any material representation or warranty of the Company, in the Trust Agreement or in any other material agreement or Document relating to the Debt Securities (including, without limit, the Servicing Agreement) which is specifically set forth in the applicable Supplement, and continuance of such default or breach for a period of 30 days after the Company has actual knowledge thereof;

          (4) such other events as shall be specifically set forth in the Supplement;

          (5) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or state law relating to the bankruptcy, insolvency, reorganization or liquidation of the Company or any arrangement with creditors or appointing a receiver, liquidation, assignee, trustee, or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (6) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     Section 6.02. Acceleration of Maturity; Rescission and Annulment. In connection with an Issue of Debt Securities, if an Event of Default occurs and is continuing, then and in every such case the Determining Party (50.1%) (or the Trustee at the direction of the Determining Party (50.1%) may declare the principal of all the Debt Securities to be immediately due and payable upon written notice to the Company and, if such notice is given by the Determining Party (50.1%), with a copy thereof to the Trustee, and upon any such declaration such principal shall become immediately due and payable without any presentment, demand, protest or other notice of any kind (except such notices as shall be expressly required by the provisions of the Trust Agreement), all of which are hereby expressly waived.

     At any time after such a declaration of acceleration has been made, but before any sale of the Trust Estate has been made or a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Determining Party (66-2/3%), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences (except that in the case of a payment default on the Debt Securities, the consent of all the Holders shall be required to rescind and annul such a declaration and its consequences) if:

          (1) the Company has paid or irrevocably deposited in trust with the Trustee a sum sufficient to pay

               (A) all overdue installments of interest on all such Debt Securities,

               (B) the principal of any Debt Securities which has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Debt Securities from the time such principal first became due until the date when paid,

               (C) all sums paid or advanced by the Trustee or any Holder hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and such Holders, their agents and counsel to the date of such payment or deposit, and

               (D) all other amounts then due and payable under the Trust Agreement and any related documents (including, without limit, the Servicing Agreement); and

          (2) all Events of Default, other than the nonpayment of the principal of the Debt Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.15.

No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

     Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. In connection with an Issue of Debt Securities, the Company covenants that if an Event of Default shall occur and be continuing and such Debt Securities have been declared due and payable and such declaration has not been rescinded and annulled, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Debt Securities, but only out of the Trust Estate, the whole amount then due and payable for principal and interest, with interest upon the overdue principal at the rate borne by the Debt Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel for the Trustee and the Holders.

     If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders, by such appropriate proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Trust Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 6.04. Remedies. In connection with an Issue of Debt Securities, if an Event of Default shall have occurred and be continuing, the Trustee may do one or more of the following, except to the extent otherwise prohibited or limited by the applicable Supplement:

          (a) institute Proceedings for the collection of all amounts then payable on the Debt Securities, or under the Trust Agreement, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Company the monies adjudged due;

          (b) sell the Trust Estate securing the Debt Securities, or any portion thereof or rights or interests therein, at one or more sales called and conducted in any manner permitted by law;

          (c) institute Proceedings from time to time for the complete or partial foreclosure of the Trust Agreement with respect to the Trust Estate securing the Debt Securities;

          (d) exercise any remedies of a secured party under the Uniform Commercial Code or other applicable law with respect to the Trust Estate Granted under the Trust Agreement and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or Holders of the Debt Securities hereunder; and

          (e) subject to any limitations otherwise contained herein, take any other action or exercise any other remedy as may be directed by the Determining Party (50.1%) or as may be specifically set forth in the Supplement relating to such Issue.

     Section 6.05. Optional Preservation of Trust Estate. (a) In connection with an Issue of Debt Securities if (i) an Event of Default shall have occurred and be continuing and (ii) the Securities shall not have been declared due and payable or such declaration and its consequences have been annulled and rescinded, the Trustee may, in its sole discretion, and shall, upon request from the Determining Party (50.1%), in each case only to the extent permitted by applicable law, elect, by giving written notice of such election to the Company and all Holders, to take possession of and retain the Trust Estate intact, collect or cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in accordance with the provisions of the Supplement as if there had not been a declaration of acceleration of the maturity of the Debt Securities, provided that:

          (i) the Trustee shall have determined that the distributions and other amounts receivable with respect to such Trust Estate are sufficient to provide the funds required to pay the principal of and interest on the Securities as and when such principal and interest would have become due pursuant to the terms hereof and of the Securities if there had not been a declaration of acceleration of the maturity of the Securities;

          (ii) the Determining Party (50.1%) shall not have directed the Trustee in accordance with Section 6.14 (subject, however, to Section 6.18(b)) to sell the Trust Estate;

          (iii) the Trustee shall have received an Opinion of Counsel to the effect that notwithstanding any acceleration of the maturity of the Debt Securities, the failure to accelerate such Debt Securities or the annulment of any such declaration of acceleration:

               (A) in accordance with the provisions of this Section 6.05, the Company is and remains legally obligated to make payments of principal of and interest on the Debt Securities and to perform its other obligations under the Trust Agreement and any related documents in the same manner and amounts as it was legally obligated to make such payments and perform such obligations prior to any acceleration of the maturity of the Debt Securities or the taking of the actions contemplated by this Section 6.05,

               (B) such obligation of the Company is legally enforceable under applicable law, subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law); and

               (C) covering such other matters as may reasonably be requested by the Trustee or the Deternining Party (50.1%); and

          (iv) the Company shall have delivered to the Trustee, and the Company hereby agrees to so execute and deliver, an agreement in writing consenting to the Trustee's taking such action pursuant to this Section 6.05.

     If the Trustee is unable to or is stayed from giving such notice to the Company for any reason whatsoever, such election shall be effective as of the time of such determination by the Trustee to elect to take possession of the Trust Estate pursuant to this Section 6.05 or as of the time of the request by the Determining Party (50.1%) that the Trustee take such possession, as the case may be, notwithstanding any failure to give such notice, and the Trustee shall give such notice upon the removal or cure of such inability or stay (but shall have no obligation to effect such removal or cure). Any such election may be rescinded with respect to any portion of the Trust Estate securing the Debt Securities remaining at the time of such rescission by written notice to the Trustee and the Company from the Determining Party (66-2/3%).

     (b) The Trustee may, but shall not be required to, obtain and rely upon an opinion of an Independent banking or accounting firm of national reputation or other expert as to the feasibility of any action proposed to be taken in accordance with subsection (a) of this Section 6.05 and as to the sufficiency of the distributions and other amounts receivable with respect to the Trust Estate to make the required payments of principal of and interest on the Debt Securities, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

     (c) If the conditions of clauses (i) through (iv) of subsection (a) of this Section 6.05 are not satisfied or the Trustee does not determine to take the action specified in said subsection (a), then all amounts collected by the Trustee pursuant to this Article Six or otherwise shall be applied in accordance with Section 6.08; provided, however, that if the Trustee shall have acquired the entire Trust Estate by purchasing it at any public or private sale conducted pursuant to Section 6.18, the Trustee may, in its sole discretion, apply all distributions and other amounts receivable with respect to such Trust Estate pursuant to Section 6.05(a) if the Trustee determines that the condition set forth in Section 6.05(a)(i) is satisfied and if the Trustee obtains an Opinion of Counsel, to the effect that: (i) such Trust Estate will not as a result of such action be deemed an association taxable as a corporation under the Internal Revenue Code of 1954, as amended (or any successor federal income tax statute), and (ii) notwithstanding the acquisition of such Trust Estate (or the proceeds thereof), the related Holders and the rights of such Holders shall continue to be governed by the terms of the Trust Agreement.

     Section 6.06. Trustee May File Proofs of Claim. In connection with any Issue of Debt Securities, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial Proceeding relating to the Company or any other obligor upon any of the Debt Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered (to the extent permitted by the applicable Supplement), to intervene in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debt Securities issued under the Trust Agreement and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 8.07 or the Servicer, if any, under the Servicing Agreement) and of the Holders allowed in such judicial Proceeding, and

          (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such judicial Proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 or the Servicer, if any, under the Servicing Agreement.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such Proceeding.

     Section 6.07. Trustee May Enforce Claims Without Possession of Securities. In connection with any Issue of Debt Securities, the Company agrees that all rights of actions and claims under the Trust Agreement or the Debt Securities may be prosecuted and enforced by the Trustee, as and to the extent permitted hereby, without the possession of any of the Debt Securities or the production thereof in any Proceeding relating thereto. Any such Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and the Servicer, their agents and counsel (but only to the extent permitted by the applicable Supplement), be for the benefit of the Holders of the Debt Securities in accordance with Section 6.08.

     Section 6.08. Application of Money Collected. If any Debt Securities have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Trustee with respect to such Securities pursuant to this Article or otherwise and any moneys that may then be held or thereafter received by the Trustee as security for such Securities shall (unless such money is being applied in accordance with Section 6.05(a)) be applied in the order, and on the date or dates specified in the applicable Supplement for the relevant Issue of Debt Securities.

Section 6.09. Limitation on Suits. No Holder of any Debt Securities shall have any right to institute any Proceeding, judicial or otherwise, with respect to the Trust Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Determining Party (66-2/3%) shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and which is acceptable to the Trustee;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceedings;

          (5) the exercise of such right is not prohibited by or inconsistent with the terms and provisions of the applicable Supplement; and

          (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Determining Party (66-2/3%).

     Section 6.10. Right of Holders to Receive Principal and Interest. Notwithstanding the provisions of Section 6.09 and unless otherwise specified in the Supplement for such Issue, the Holder of any Securities shall have the right, which is absolute and unconditional, to receive payment of the principal, interest, and premium, if any, on such Debt Securities as such principal, interest, and premium, if any, becomes due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 6.11. Restoration of Rights and Remedies. In connection with any Issue of Debt Securities, if the Trustee or any Holder of Debt Securities has instituted any Proceeding to enforce any right or remedy under the Trust Agreement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case the Company, the Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such Proceeding had been instituted.

     Section 6.12  [Reserved].

     Section 6.13. Delay or Omission; Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. In connection with any Issue of Debt Securities, every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.

     Section 6.14.Control by Holders. The Determining Party (50.1%) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Debt Securities or exercising any trust or power conferred on the Trustee with respect to the Debt Securities; provided that:

          (1) Such direction shall not be in conflict with any rule of law or with the applicable Supplement or the Trust Agreement including, without limitation, any provision thereof which expressly provides for a greater percentage of principal of Outstanding Securities;

          (2) Any direction to the Trustee by the Holders to undertake a private sale of the Trust Estate shall be by the Holders of all Outstanding Notes, unless the condition set forth in Section 6.18(b)(ii) is met;

          (3) The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction from the Determining Party (50.1%) or with the provisions of this Trust Agreement;

          (4) Subject to Section 8.01, the Trustee need not take any action which the Trustee in good faith, by a Responsible Officer or Officers of the Trustee, determines might involve it in liability or be unjustly prejudicial to the Holders not consenting; and


          (5) The Truste e has been furnished reasonable indemnity acceptable to the Trustee.

     Section 6.15.Waiver of Past Defaults. The Determining Party (66-2/3%) may on behalf of the Holders of all Debt Securities, (and to the extent not prohibited by or inconsistent with the applicable Supplement) waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default:

          (1) in the payment of the principal of, or premium, if any, or interest on any Debt Securities, or an Event of Default described in Sections 6.01(5) or (6), which Events of Default shall require the consent of the Holders of all of the Outstanding Debt Securities affected to waive, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of all Holders of each of the Outstanding Debt Securities affected, or

          (3) that has caused the acceleration of the maturity of the Debt Securities in which case the applicable provisions relating to the rescission of acceleration must in addition to the provisions of this
     Section 6.15, also be met.

     Upon any such waiver, any such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Trust

Agreement; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 6.16.  [Reserved].

     Section 6.17. Waiver of Stay or Extension Laws. In connection with any Issue of Debt Securities, the Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Trust Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 6.18. Sale of Trust Estate. (a) In connection with any Issue of Debt Securities, the power to effect any sale (a "Sale") of any portion of the Trust Estate pursuant to Section 6.04 is expressly subject to the provisions of
Section 6.05. If the conditions for retention of the Trust Estate set forth in
Section 6.05 are not satisfied, the power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Securities and under the Trust Agreement with respect thereto shall have been paid. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

     (b) To the extent permitted by applicable law, the Trustee shall not in any Sale sell to a third party the Trust Estate, or any portion thereof unless:

          (i) the Holders of all Outstanding Securities consent to or direct the Trustee to make such Sale; or

          (ii) the proceeds of such Sale would not be less than the sum of all amounts due to the Trustee and the Servicer hereunder, their agents and counsel, and the entire unpaid principal amount of the Debt Securities and interest due or to become due thereon on the Payment Date next succeeding such Sale; or

          (iii) the Trustee determines, in its sole discretion, that the conditions for retention of such Trust Estate set forth in Section 6.05(a)(i) cannot be satisfied and the Determining Party (66-2/3%) consents to such sale.

     (c) The Trustee and/or the Holders may bid for and acquire any portion of the Trust Estate in connection with a Sale thereof, and in lieu of paying cash therefor, any Holder of any Debt Securities may make settlement for the purchase price by crediting against amounts owing on the Debt Securities of such Holder that portion of the net proceeds of such Sale to which such Holder would be entitled, after deducting the reasonable costs, charges and expenses incurred by the Trustee or the Holders, their agents and counsel, in connection with such Sale. The Debt Securities need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against the Debt Securities. The Trustee or the Holders of Securities may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.

     (d) In connection with any Issue of Debt Securities, the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest, without recourse, representation or warranty, in any portion of the Trust Estate in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Company to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     (e) The method, manner, time, place and terms of any Sale of all or any portion of the Trust Estate shall be commercially reasonable.

     Section 6.19. Actions on Debt Securities. In connection with any Issue of Debt Securities, the Trustee's right to seek and recover judgment on the Securities or under the Trust Agreement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to the Trust Agreement. Neither the lien of the Trust Agreement nor any rights or remedies of the Trustee or the Holders shall be impaired by the recovery of any judgment by the Trustee against the Company or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Company.

                                 ARTICLE SEVEN

                        EVENTS OF TERMINATION; REMEDIES

     Section 7.01. Events of Termination. In connection with any Issue of Pass-through Securities, "Event of Termination" wherever used herein means any one of the following events:

          (1) The inability or failure of the Trustee to make, or cause to be made, any Distribution in respect of such Issue of Pass-through Securities when the same is scheduled to be paid in accordance with the terms of the applicable Supplement; or

          (2) such other events as shall be specifically set forth in the Supplement relating to such Issue of Pass-through Securities;

          (3) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or state law relating to the bankruptcy, insolvency, reorganization or liquidation of the Company or any arrangement with creditors or appointing a receiver, liquidation, assignee, trustee, or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (4) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     Section 7.02. Enforcement Actions; Rescission and Annulment. In connection with an Issue of Pass-through Securities, if an Event of Termination occurs and is continuing, then and in every such case the Trustee may, in accordance with
Section 7.03, or, at the direction of the Determining Party (50.1%) in accordance with the provisions of Section 7.10, shall, subject to the provisions of Section 8.01, do one or more of the following, except to the extent otherwise prohibited or limited by the applicable Supplement (each a "Termination Act"):

          (a) to the extent permitted by the Loan Documents or other underlying agreements, institute Proceedings for the collection of all amounts then payable on the Loan Notes, the Loan Documents or under any Other Collateral, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower or other obligor the monies adjudged due;

          (b) sell the Trust Estate, or any portion thereof or rights or interest therein, at one or more sales called and conducted in any manner permitted by law;

          (c) exercise any remedies of a secured party under the Uniform Commercial Code or other applicable law with respect to any Loan Collateral included in the Trust Estate Granted under the Trust Agreement and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or Holders of the Pass-through Securities hereunder; and

          (d) take any other action or exercise any other remedy as may be directed by the Determining Party (50.1%) or as may be specifically set forth in the Supplement relating to such Issue.

     The Trustee shall give all Holders prompt written notice of the commencement of any Termination Act. At any time after such a Termination Act has commenced, but before any sale of the Trust Estate has been made or a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Determining Party (66-2/3%), by written notice to the Trustee, may rescind and annul such declaration and its consequences if:

               (1) the Trustee has paid all Distributions in respect of the Pass-through Securities which were scheduled to be paid through the date of such resc ission and annulment;

               (2) payment has been made in respect of all sums paid or advanced by the Trustee or any Holder hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and such Holders, their agents and counsel to the date of such payment;

               (3) payment has been made in respect of all other amounts then due and payable under the Trust Agreement and any related documents (including, without limit, the Servicing Agreement);

          and

               (4) all Events of Termination have been cured or waived as provided in Section 7.11.

No such rescission or annulment shall affect any subsequent Event of Termination or impair any right consequent thereon.

     Section 7.03. Suits for Enforcement by Trustee.

     If an Event of Termination occurs and is continuing, subject, however to the terms and provisions of the applicable Supplement, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders, by such appropriate proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Loan Documents, in the Trust Agreement or in any related document or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

     Section7.04.Optional Preservation of Trust Estate. (a) In connection with an Issue of Pass-through Securities if (1) an Event of Termination shall have occurred and be continuing and (2) a Termination Act shall not have been commenced and be continuing or such Termination Act and its consequences have been annulled and rescinded, the Trustee may, in its sole discretion, and shall, upon request from the Determining Party (50.1%), in each case only to the extent permitted by applicable law, elect, by giving written notice of such election to the Company and all Holders, to maintain possession of and retain the Trust Estate intact, collect or cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in accordance with the provisions of the Supplement as if no Event of Termination had occurred and as if no Termination Act had been commenced, provided that:

          (i) the Trustee shall have determined that the distributions and other amounts receivable with respect to such Trust Estate are sufficient to provide the funds required to pay all Distributions as and when the same are scheduled to become due as provided in the Supplement relating to such Issue of Securities;

          (ii) the Determining Party (50.1%) shall not have directed (pursuant to its rights, if any, to so direct the Trustee under the applicable Supplement) the Trustee in accordance with Section 7.02 (subject, however, to Section 7.12(b)) to sell the Trust Estate; and

          (iii) the Trustee shall have received an Opinion of Counsel to the effect that notwithstanding the commencement of any Termination Act in respect of the Pass-through Securities or the recission and annulment in respect of any such Termination Act:

               (A) in accordance with the provisions of this Section 7.04, each Borrower (and any other obligor) is and remains legally obligated to make payments of principal of and interest on the Loan Notes and, if applicable, Other Collateral and to perform its other obligations under the Loan Documents and any related documents in the same manner and amounts as it was legally obligated to make such payments and perform such obligations prior to any occurrence of an Event of Termination, commencement of any Termination Act or the taking of the actions contemplated by this Section 7,

               (B) such obligations of each Borrower (and any other obligor) are legally enforceable under applicable law, subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

               (C) covering such other matters as may reasonably be requested by the Trustee or the Determining Party (50.1%).

     If the Trustee is unable to or is stayed from giving such notice of its election under this Section 7.04 for any reason whatsoever, such election shall be effective as of the time of such determination by the Trustee to elect to maintain possession of the Trust Estate pursuant to this Section 7.04 or as of the time of the request by the Determining Party (50.1%) that the Trustee maintain such possession, as the case may be, notwithstanding any failure to give such notice, and the Trustee shall give such notice upon the removal or cure of such inability or stay (but shall have no obligation to effect such removal or cure). Any such election may be rescinded with respect to any portion of the Trust Estate remaining at the time of such rescission by written notice to the Trustee from the Determining Party (66-2/3%).

     (b) The Trustee may, but shall not be required to, obtain and rely upon an opinion of an Independent banking or accounting firm of national reputation or other expert as to the feasibility of any action proposed to be taken in accordance with subsection
(a) of this Section 7.04 and as to the sufficiency of the distributions and other amounts receivable with respect to the Trust Estate to make the required Distributions on the Pass-through Securities, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

     (c) If the conditions of clauses (i) through (iii) of subsection (a) of this Section 7.04 are not satisfied or the Trustee does not determine to take the action specified in said subsection (a), then all amounts collected by the Trustee pursuant to this Article Seven or otherwise shall be applied in accordance with Section 7.07; provided, however, that if the Trustee shall have acquired the entire Trust Estate (if permitted by the applicable Supplement) by purchasing it at any public or private sale conducted pursuant to Section 7.12, the Trustee may, in its sole discretion, apply all distributions and other amounts receivable with respect to such Trust Estate pursuant to Section 7.04(a) if the Trustee determines that the condition set forth in Section 7.04(a)(i) is satisfied and if the Trustee obtains an Opinion of Counsel, to the effect that:
(i) such Trust Estate will not as a result of such action be deemed an association taxable as a corporation under the Internal Revenue Code of 1954, as amended (or any successor federal income tax statute), and (ii) notwithstanding the acquisition of such Trust Estate (or the proceeds thereof), the related Holders and the rights of such Holders shall continue to be governed by the terms of the Trust Agreement.

     Section 7.05. Trustee May File Proofs of Claim. In connection with any Issue of Pass-through Securities, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial Proceeding relating to the Borrower or any other obligor upon any of the Loans or Other Collateral or the property of the Borrower or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Loans or Other Collateral shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Borrower or such other obligor for the payment of overdue principal or interest) shall be entitled and empowered (to the extent permitted by the applicable Supplement), to intervene in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Loans or Other Collateral and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 8.07 or the Servicer, if any, under the Servicing Agreement) and of the Holders allowed in such judicial Proceeding, and

         (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such judicial Proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 or the Servicer, if any, under the Servicing Agreement.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Pass-through Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such Proceeding.

     Section 7.06.  Trustee May Enforce Claims Without Possession of
Securities. In connection with any Issue of Pass-through Securities, the Holders agree that all rights of actions and claims under the Loan Notes and Loan Documents may be prosecuted and enforced by the Trustee, as and to the extent permitted hereby, without the possession of any of the Pass-through Securities or the production thereof in any Proceeding relating thereto. Any such Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and the Servicer, their agents and counsel (but only to the extent permitted by the applicable Supplement), be for the benefit of the Holders of the Pass-through Securities in accordance with Section 7.07.

     Section 7.07. Application of Money Collected. If any Termination Act shall have been commenced following an Event of Termination and such Termination Act and its consequences have not been rescinded and annulled, any money collected by the Trustee with respect to such actions pursuant to this Article or otherwise and any moneys that may then be held or thereafter received by the Trustee shall (unless such money is being applied in accordance with Section 7.04(a)) be applied in the order, and on the date or dates specified in the applicable Supplement for the relevant Issue of Pass-through Securities.

     Section 7.08. Limitation on Suits. No Holder of any Pass-through Securities shall have any right to institute any Proceeding, judicial or otherwise, with respect to the Loan Documents or Other Collateral, or for the appointment of a receiver or trustee for any Borrower or other obligor, or for any other remedy hereunder or under the Loan Documents or related documents and agreements, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Termination;

          (2) the Determining Party (66-2/3%) shall have made written request to the Trustee to institute such Proceedings in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and which is acceptable to the Trustee;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceedings;

          (5) the exercise of such right is not prohibited by or inconsistent with the terms and provisions of the applicable Supplement; and

          (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Determining Party (66-2/3%).

     Section 7.09. Delay or Omission; Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Termination shall impair any such right or remedy or constitute a waiver of any such Event of Termination or any acquiescence therein. In connection with any Issue of Pass-through Securities, every right and remedy given by this Article or by law to the Trustee or to the Holders of Pass-through Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.

     Section 7.10. Control by Holders. The Determining Party (50.1%) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Loans or Other Collateral or exercising any trust or power conferred on the Trustee with respect to the Trust Estate; provided that:

          (1) Such direction shall not be in conflict with any rule of law or with the applicable Supplement or the Trust Agreement including, without limitation, any provision thereof which expressly provides for a greater Percentage Interest of Imputed Principal Amount of Outstanding Securities;

          (2) Any direction to the Trustee by the Holders to undertake a private sale of the Trust Estate shall be by the Holders of all Outstanding Securities, unless the condition set forth in Section 7.12(b)(ii) is met;

          (3) The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction from the Determining Party (50.1%) or with the provisions of this Trust Agreement;

          (4) Subject to Section 8.01, the Trustee need not take any action which the Trustee in good faith, by a Responsible Officer or Officers of the Trustee, determines might involve it in liability or be unjustly prejudicial to the Holders not consenting; and

          (5) The Trustee has been furnished reasonable indemnity acceptable to the Trustee.

Section 7.11. Waiver of Past Defaults. The Determining Party (66-2/3%) may on behalf of the Holders of all Pass-through Securities, and to the extent not prohibited by or inconsistent with the applicable Supplement, waive any past Event of Termination hereunder and its consequences, except an Event of Termination:

          (1) relating to the nonpayment of any Distribution, which Events of Termination shall require the consent of the Holders of all of the Outstanding Pass-through Securities affected to waive, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of all Holders of each of the Outstanding Pass-through Securities affected, or

          (3) that has caused the commencement of a Termination Act in which case the applicable provisions relating to the rescission and annulment of such Termination Act must, in addition to the provisions of this Section 7.11, also be met.

     Upon any such waiver, any such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of the Trust Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

     Section 7.12. Sale of Trust Estate. (a) In connection with any Issue of Pass-through Securities, the power to effect any sale (a "Sale") of any portion of the Trust Estate pursuant to Section 7.02 is expressly subject to the provisions of Section 7.04. If the conditions for retention of the Trust Estate set forth in Section 7.04 are not satisfied, the power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Securities and under the Trust Agreement with respect thereto shall have been paid. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

     (b) To the extent permitted by applicable law, the Trustee shall not in any Sale sell to a third party the Trust Estate, or any portion thereof unless:

          (i) the Holders of all Outstanding Securities consent to or direct the Trustee to make such Sale; or

          (ii) the proceeds of such Sale would not be less than the sum of all amounts due to the Trustee and the Servicer hereunder, their agents and counsel, and the aggregate Imputed Principal Amount of the Pass-through Securities and interest due or to become due thereon on the Payment Date next succeeding such Sale; o r

          (iii) the Trustee determines, in its sole discretion, that the conditions for retention of such Trust Estate set forth in Section 7.04(a)(i) cannot be satisfied and the Determining Party (66-2/3%) consents to such Sale.

     (c) The Trustee and/or the Holders may bid for and acquire any portion of the Trust Estate in connection with a Sale thereof, and in lieu of paying cash therefor, any Holder of any Pass-through Securities may make settlement for the purchase price by crediting against amounts any Distributions owing in respect of the Pass-through Securities of such Holder that portion of the net proceeds of such Sale to which such Holder would be entitled, after deducting the reasonable costs, charges and expenses incurred by the Trustee or the Holders, their agents and counsel, in connection with such Sale. The Pass-through Securities need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against the Distributions in respect of such Pass-through Securities. The Trustee or the Holders of Securities may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.

     (d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest, without recourse, representation or warranty, in any portion of the Trust Estate in connection with a Sale thereof pursuant to the provisions of this Section 7.12. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Holders to transfer and convey their interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     (e) The method, manner, time, place and terms of any Sale of all or any portion of the Trust Estate shall be commercially reasonable.

     Section 7.13. Restoration of Rights and Remedies. In connection with any Issue of Pass-through Securities, if the Trustee or any Holder of Pass-through Securities has instituted any Proceeding to enforce any right or remedy under the Trust Agreement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case the Company, the Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such Proceeding had been instituted.

                                ARTICLE EIGHT
                                  THE TRUSTEE

     Section 8.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default or Event of Termination known to the Trustee as provided in subsection (e) below:

          (1) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement, and no implied covenants or obligations shall be read into the Trust Agreement against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Trust Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same and to determine whether or not they conform to the requirements of the Trust Agreement.

     (b) In case an Event of Default or Event of Termination known to the Trustee as provided in subsection (e) below has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

          (i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority (or other such percentage as may be required by the terms hereof) in principal amount of the Outstanding Debt Securities in accordance with Section 6.14 or with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of a majority (or such other percentage as may be required by the terms hereof) of the Percentage Interests of the Outstanding Pass-through Securities in accordance with the applicable provision of the relevant Supplement for such Issue, in each case relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Trust Agreement or the Servicing Agreement; and

          (iv) no provision of the Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (except as provided in Section 4.02(k) of the applicable Supplement concerning the Trustee's obligation to pay in the event of a failure to deliver proper notices with respect to Credit Enhancement provided by Eximbank), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of the Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 8.01.

     (e) For all purposes under the Trust Agreement, the Trustee shall not be deemed to have notice of any Event of Default described in Section 6.01(5) or 6.01(6) or any Default or Event of Default described in Section 6.01(3) or of any Event of Termination described in Sections 7.01(3) or 7.01(4) unless a Responsible Officer assigned to and working in the Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event which is in fact such a Default, Event of Default or Event of Termination is received by the Trustee at the Corporate Trust Office, and such notice references the Securities generally, the Company, the Trust Estate or the Trust Agreement.

     (f) The Trustee shall be under no obligation (except as otherwise provided in the applicable Supplement) to institute any suit, or to take any remedial proceeding under the Trust Agreement, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability that is adjudicated, in connection with any action so taken.

     (g) Notwithstanding any extinguishment of all right, title and interest of the Company in and to the Trust Estate following an Event of Default and a consequent declaration of acceleration of the maturity of the Debt Securities, whether such extinguishment occurs through a Sale of the Trust Estate to another person, or the acquisition of the Trust Estate by the Trustee, the rights of the Holders of Debt Securities shall continue to be governed by the terms of the Trust Agreement. Upon the occurrence of any sale of the Trust Estate following an Event of Termination in accordance with the provisions of the Trust Agreement, notwithstanding whether such sale is to a third person, another Holder or the Trustee, the rights of the Holders of Pass-through Securities shall continue to be governed by the terms of the Trust Agreement.

     Section 8.02. Notice of Default. Promptly after the occurrence of any Event of Default or Event of Termination known to the Trustee (within the meaning of Section 8.01(e) hereof) which is continuing, the Trustee shall transmit by mail to all Holders, as their names and addresses appear on the Register, notice of such Event of Default or Event of Termination, as the case may be, hereunder known to the Trustee, unless such Default, Event of Default or Event of Termination shall have been promptly cured or waived.

     Section 8.03.  Certain Rights of Trustee.  Except as otherwise provided in
Section 8.01,

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other obligation, paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of the Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel selected by the Trustee with due care or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement at the request or direction of any Holders pursuant to the Trust Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, upon reasonable notice and at reasonable times personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     Section 8.04. Not Responsible for Recitals or Issuance of Securities. (a) The recitals contained herein, in the Securities and in any offering materials used to sell the Securities, except the certificates of authentication on the Securities, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or condition of the Trust Estate or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder or as to the validity or sufficiency of the Trust Estate, of the Trust Agreement or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof or of any money paid to the Company or upon Company Order under any provisions hereof.

     (b) Except as otherwise expressly provided herein, in any Supplement or in the Servicing Agreement, the Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Loan, Loan Note, Loan Document or Other Collateral, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Trust Estate to the Trustee or of any intervening assignment, the review of any Loan, Loan Note, Loan Document or Other Collateral (it being understood that the Trustee has not reviewed and does not intend to review the substance or form of any such Loan, Loan Note, Loan Document or Other Collateral), the performance or enforcement of any Loan, Loan Note, Loan Document or Other Collateral, the compliance by the Company or the Servicer with any covenant or the breach by the Company or the Servicer of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation, the acts or omissions of the Company, the Servicer, any action of the Servicer taken in the name of the Trustee, or the validity of the Servicing Agreement.

     (c) Except as otherwise expressly provided herein, in any Supplement or in the Servicing Agreement, the Trustee shall not have any obligation or liability under any Loan, Loan Note, Loan Document or Other Collateral by reason of or arising out of the Trust Agreement or the granting of a security interest in such Loan, Loan Note, Loan Document or Other Collateral hereunder or the receipt by the Trustee of any payment relating to any Loan pursuant hereto, nor shall the Trustee, other than as expressly provided herein, in the Supplement or in the Servicing Agreement be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any Loan, Loan Note, Loan Document or other Collateral, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Loan, Loan Note, Loan Document or Other Collateral.

  Section8.05. May Hold Securities. The Trustee, the Servicer, any Paying Agent, Registrar, any Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and if operative, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Servicer, Paying Agent, Registrar, Authenticating Agent or such other agent.

  Section8.06. Money Held in Trust. Money and investments held in trust by the Trustee or any Paying Agent hereunder shall be held in one or more trust accounts hereunder but need not be segregated from other funds except to the extent required herein or required by law. The Trustee or any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed, in the case of an Issue of

Debt Securities, with the Company or, in the case of an Issue of Pass-through Securities, with the Determining Party (66-2/3%) or as otherwise specifically provided herein.

  Section 8.07. Compensation and Reimbursement. (a) The Trustee shall be paid a fee for its services hereunder, which fee shall be agreed upon by the Company and the Trustee and shall be payable in the manner agreed.


     (b) The Company agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred (including, incurred in the exercise of negligence, but excluding, if incurred in the exercise of gross negligence) without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or in acting as Substitute Servicer pursuant to the Servicing Agreement. Such indemnification shall survive the discharge of the Trust Agreement or removal or resignation of the Trustee.

     Upon the occurrence of, in connection with an Issue of Debt Securities, an Event of Default resulting in an acceleration of maturity of the Securities that has not been rescinded and annulled or, in connection with an Issue of Pass-through Securities, upon the occurrence of an Event of Termination resulting in the acceleration of the maturity of the Loans or the Sale of the Trust Estate, the Trustee shall have (except as otherwise provided in or not inconsistent with the applicable Supplement), as security for the performance of the Company under this Section 8.07, a lien ranking senior to the lien of any Securities then Outstanding with respect to which any claim of the Trustee under this Section
8.07 arose upon all property and funds held or collected as part of the Trust Estate by the Trustee in its capacity as such.

  Section 8.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or state authority and having an office within the United States of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be affiliated with the Company and shall not provide credit or credit enhancement to the Company. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

  Section 8.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 8.10.

     (b) The Trustee may resign at any time by giving 30 days written notice thereof to each Holder and, if Debt Securities are Outstanding, to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Determining Party (66-2/3%) upon 30 days notice to the Trustee.

     (d)  If at any time:

          (i) the Trustee shall cease to be eligible under Section 8.08 and shall fail to resign after written request therefor by any Holder or, if Debt Securities are Outstanding, by the Company, or

         (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) to the extent any Debt Securities are Outstanding, the Company by a Board Resolution may remove the Trustee, or (ii) subject to
Section 6.14 or 7.10, as applicable, any Holder who has been a Registered Holder of any Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause with respect to the Securities, the Company by a Board Resolution shall promptly appoint a successor Trustee or a Trustee with respect to the Securities. If no successor Trustee shall have been so appointed by the Company within 30 days of notice of removal or resignation and shall have accepted appointment in the manner hereinafter provided, the Company, the Trustee, or any Holder who has been a Registered Holder of any Securities for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

     (f) The Company shall give notice in the manner provided in Section 1.04 hereof of each resignation and each removal of the Trustee and each appointment of a successor Trustee with respect to the Securities. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

  Section 8.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its reasonable out-of-pocket costs and expenses, execute and deliver an instrument transferring without recourse, representation or warranty to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver without recourse, representation or warranty to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section
8.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article. Every successor Trustee shall give written notice to all Holders of its acceptance of the appointment as Trustee and shall list the address of its Corporate Trust Office in such notice.

  Section 8.11. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

  Section 8.12. Co-trustees and Separate Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Trust Estate may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Determining Party (25%), the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee, either to act as co-trustee, jointly with the Trustee of all or any part of such Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default or Event of Termination has occurred and is continuing, the Trustee alone shall have power to make such appointment.

     Should any written instrument from the Company be reasonably required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

     If the Company does not execute, acknowledge and deliver any such instruments within 15 days after receipt by it of such request, the Trustee alone shall, and the Company does hereby appoint the Trustee its agent and attorney-in-fact for such purposes, have the power to execute, acknowledge and deliver such instruments

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

          (i) The Securities shall be authenticated and delivered by, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

         (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

        (iii) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee, appointed under this Section, and, in case an Event of Default or Event of Termination has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. If the Company does not execute, acknowledge and deliver any such instruments within 15 days after receipt by it of such request, the Trustee alone shall, and the Company does hereby appoint the Trustee its agent and attorney-in-fact for such purposes, have the power to execute, acknowledge and deliver such instruments A successor to any co-trustee or separate trustee that has so resigned or been removed may be appointed in the manner provided in this Section;

         (iv) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other such trustee hereunder nor shall the Trustee be liable by reason of any act or omission of any co-trustee or separate trustee selected by the Trustee with due care or appointed in accordance with directions to the Trustee; and

          (v) Any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

  Section 8.13. Rights with Respect to the Servicer. (a) The Trustee may discharge the Servicer at any time, but only pursuant to a Servicer Termination Event (as defined in the Servicing Agreement) in accordance with the terms of the Servicing Agreement.

     (b) If the Company shall have knowledge of the occurrence of any Servicer Termination Event, the Company shall promptly notify the Trustee and the Holders of the Securities, and shall specify in such notice the action, if any, the Company is taking in respect of such Servicer Termination Event. So long as any Servicer Termination Event shall be continuing, the Trustee or the Determining Party (66-2/3%) may, by written notice to the Servicer (and to the Trustee if given by the Determining Party), terminate all of the rights and powers of the Servicer under the Servicing Agreement pursuant to the terms thereof.

  Section 8.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue or upon exchange, registration of transfer or pursuant to
Section 3.05, and Securities so authenticated shall be entitled to the benefits of the Trust Agreement and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in the Trust Agreement to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication or the delivery of Securities to the Trustee for authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent and delivery of the Securities to the Authenticating Agent on behalf of the Trustee. Each Authenticating Agent shall be acceptable to the Determining Party (50.1%) and, with respect to an Issue of Debt Securities, the Company and shall at all times be a corporation having a combined capital and surplus of not less than the equivalent of $50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent; provided, such corporation shall be otherwise eligible under this Section.

     An Authenticating Agent may resign at any time by giving 30 days' written notice thereof to the Trustee, the Holders and, if Debt Securities are Outstanding, to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Holders and, if Debt Securities are Outstanding, to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Determining Party (50.1%) and, if Debt Securities are Outstanding, the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, if any, with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 8.07.

     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Securities referred to in the within-mentioned Trust Agreement.

                                   (TRUSTEE),
                                   AS TRUSTEE

                                   By______________________________________
                                     As Authenticating Agent


                                   By______________________________________
                                     Authorized Officer

  Section 8.15. Trustee to Hold Loan Documents. The Trustee hereby acknowledges receipt of and shall hold the original, manually executed counterpart of each Loan Note, together with any Loan Documents relating thereto and all Other Collateral that may from time to time be delivered to the Trustee, until such time as such Loan and/or Other Collateral is released from the lien of the Trust Agreement pursuant to the terms hereof.

     The Trustee shall be under no duty or obligation to inspect, review or examine the Loan Notes, other Loan Documents and other Collateral to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                                ARTICLE NINE

                             SERVICER OBLIGATIONS

  Section 9.01. Annual Servicer Report. On or before 120 days after the end of each fiscal year of the Servicer, the Servicer shall deliver to the Trustee, any Rating Agency rating the Securities, and, to the extent the subject Securities are Debt Securities, the Company and upon written request, any Holder, an Officer's Certificate to the effect that such Servicer has examined certain documents and records relating to the servicing of the Loans and any Other Collateral under the Trust Agreement and the related Servicing Agreement and that, on the basis of such examination, nothing came to its attention which caused it to believe that the Servicer has accounted for matters regarding the Loans and any Other Collateral, otherwise than in accordance with the Trust Agreement and the related Servicing Agreement, except for such insignificant exceptions or errors on records that, in the opinion of such Servicer, it is not required to report.

  Section 9.02. Servicers Books and Records. The Servicer shall cause to be maintained books and records showing the information needed for the following calculations: (1) in the case of Debt Securities, the amount of principal, interest and/or premium required to be distributed to Holders on each Payment Date, (2) in the case of Pass-through Securities, the scheduled amount and timing of Distributions relating to the Pass-through Securities, (3) the aggregate amount of interest accrued on the Loan Notes for the period from the preceding Payment Date until the day preceding the related Payment Date, (4) the unpaid principal amount of the Loan Notes after giving effect to the payments to be made on such Payment Date, and (5) such other information which the Trustee or any holder of the Securities may reasonably request. Such books and records will be available for inspection by the Trustee, the Company and any Holder upon reasonable notice at any time during normal business hours. Notwithstanding anything to the contrary herein, the Trustee shall have no duty or obligation to request additional information from the Servicer.

                                  ARTICLE TEN

                         SUPPLEMENTAL TRUST AGREEMENTS

  Section 10.01. Supplemental Trust Agreements without Consent of Holders. Without the consent of the Holders of any Outstanding Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes, so long as any such supplemental indenture does not cause a downgrading of the rating on the Securities or adversely affect the interests of the Holders:

          (1) to correct or amplify the description of any property at any time subject to the lien of the Trust Agreement, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of the Trust Agreement, or to subject to the lien of the Trust Agreement additional property; or

          (2) to evidence the succession of another Person to the Company, and the assumption by such successor of the covenants of the Company herein and in the Securities contained, in accordance with Sections 12.10 and 12.12; or

          (3) to add to the covenants of the Company, for the benefit of the Holders of all Securities, or to surrender any right or power herein conferred upon the Company; or

          (4) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or the Trust Estate; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provisions with respect to matters or questions arising under the Trust Agreement; or

          (6) to evidence the succession of the Trustee pursuant to Article Eight; or

          (7)  to add to any Events of Default or Events of Termination.

     The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under the Trust Agreement or otherwise.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to this Section, the Company shall mail to the Rating Agency a copy of such supplemental indenture.

  Section 10.02. Supplemental Trust Agreements with Consent of Holders. With the written consent of the Determining Party (100%), the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of the Securities under the Trust Agreement; provided, however, that no such amendment shall, without the consent of the Holders of all Outstanding
Securities:

          (1) change the Stated Maturity of any Securities or the due date of any scheduled Distribution, any installment of principal of, or any installment of interest on, any Securities, or reduce the scheduled amount of any Distribution, or the principal amount of any such Security or the Interest Rate or change any place of payment where, or the coin or currency in which, any Securities or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment; or

          (2) reduce the Percentage Interest or percentage in principal amount of the Outstanding Securities, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Trust Agreement or Events of Default or Events of Termination or their consequences; or

          (3) impair or adversely affect the Trust Estate except as otherwise permitted herein; or

          (4) modify or alter the provisions of the proviso to the definition of the term "Outstanding"; or

          (5) modify any of the provisions of this Section 10.02, except to increase the percentage of Holders required for any modification or waiver or to provide that certain other provisions of the Trust Agreement cannot be modified or waived without the consent of the Holder of all Outstanding Securities affected thereby; or

          (6) permit the creation of any lien or additional interest ranking prior to or on a parity with the lien of the Trust Agreement with respect to any part of the Trust Estate or terminate the lien of the Trust Agreement on any property at any time subject hereto or deprive the Holder of any Securities of the security afforded by the lien of the Trust Agreement; or

          (7)  modify any of Sections 6.01(1) or (2), 6.02, 6.03, 6.04, 6.18 or
     7.01(1), 7.02, 7.03 and 7.12 of the Trust Agreement.

     In the event any amendment of the Trust Agreement (other than the amendments enumerated in paragraphs (1) through (7) of Section 10.01 above) shall affect only one or more classes or series of Securities, if any, then such amendment shall require the consent of the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities of such class or series so affected if such amendment is an amendment other than those enumerated in paragraphs (1) through (7) of this Section 10.02, and shall require the consent of Holders of all Outstanding Securities of such class or series so affected if such amendment is an amendment enumerated in paragraphs (1) through (7) of this
Section 10.02.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to this Section, the Company shall mail to the Holders of the Outstanding Securities and the Rating Agency a copy of such supplemental indenture.

  Section 10.03. Execution of Supplemental Trust Agreements. The Company and the Trustee agree not to execute any supplemental indentures which adversely affect the rights or obligations of the Servicer under the Trust Agreement without the prior written consent of the Servicer.

     In executing any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by the Trust Agreement, the Trustee shall be entitled to receive upon request, and (subject to Section 8.0l) shall be fully protected in relying in good faith upon, an Opinion of Counsel reasonably acceptable to the Trustee stating that the execution of such supplemental indenture is authorized or permitted by the Trust Agreement. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own duties or immunities under the Trust Agreement or otherwise.

  Section 10.04. Effect of Supplemental Trust Agreements. Upon the execution of any supplemental indenture under this Article, the Trust Agreement shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Trust Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

  Section 10.05. Reference in Securities to Amendments. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Company shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                ARTICLE ELEVEN

                       SPECIAL REDEMPTION OF SECURITIES

  Section 11.01. Special Redemption at the Option of the Company; Election to Redeem. Except as otherwise provided in the applicable Supplement, the Outstanding Securities of any class may be redeemed by the Company, in whole but not in part, at any time after the aggregate principal amount or the aggregate Imputed Principal Amount, as the case may be, of the then Outstanding Securities of such class is less than 10% of the original aggregate principal amount or original aggregate Imputed Principal Amount, as the case may be, of the Securities of such class at the Special Redemption Price.

     The Company shall set the Special Redemption Date and the Special Redemption Record Date and give notice thereof to the Trustee pursuant to
Section 11.02.

     Distributions or installments of interest and principal, as the case may be, due on or prior to a Special Redemption Date shall continue to be payable to the Holders of Securities called for redemption as of the relevant Record Dates according to their terms. The election of the Company to redeem any Securities pursuant to this Section shall be evidenced by a Board Resolution directing the Trustee to make the payment of the Special Redemption Price on all of the Securities to be redeemed from monies deposited with the Trustee pursuant to
Section 11.04.

  Section 11.02.  Notice to Trustee.  In the case of any redemption pursuant to
Section 11.01, the Company shall, at least 45 days prior to the Special Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Special Redemption Date.

  Section 11.03. Notice of Special Redemption by the Company. Notice of redemption pursuant to Section 11.01 shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to the applicable Special Redemption Date, to each affected Holder of Securities, at his address in the Register.

     All notices of redemption shall state:

          (1)  the Special Redemption Date;

          (2)  the Special Redemption Price;

          (3)  whether the Securities are only payable upon presentation; and

          (4) that on the Special Redemption Date, the Special Redemption Price will become due and payable upon each of such Securities, and that interest thereon shall cease to accrue on such date.

     Notice of redemption of Securities shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Failure to give notice of redemption, or any defect therein, to any Holder of any Securities selected for redemption shall not impair or affect the validity of the redemption of any other Securities.

  Section 11.04. Deposit of the Special Redemption Price. On or before the Business Day next preceding any Special Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of monies sufficient to pay the Special Redemption Price of all Securities which are to be redeemed on such Special Redemption Date (less any portion of such payment to be made from monies on deposit in the Distribution Account).

  Section 11.05. Securities Payable on Special Redemption Date. Notice of redemption having been given as provided in Section 11.03, the Securities to be redeemed shall, on the applicable Special Redemption Date, become due and payable at the Special Redemption

Price and on such Special Redemption Date (unless the Company shall default in the payment of the Special Redemption Price) such Securities shall cease to bear interest. The Holders of such Securities shall be paid the Special Redemption Price by the Paying Agent on behalf of the Company; provided, however, that Distributions and/or installments of principal and interest which are due on or prior to the Special Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Record Dates according to their terms.

     If the Holders of any Securities called for redemption shall not be so paid, the principal or Imputed Principal Amount, as the case may be, and premium, if any, shall, until paid, bear interest from the Special Redemption Date at the related Interest Rate.

                                ARTICLE TWELVE

                                   COVENANTS

  Section 12.01. Payment of Principal and Interest. In connection with any Debt Securities, the Company will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the Debt Securities in accordance with the terms of the Debt Securities, and the Trust Agreement; provided, however, that the obligation of the Company to pay the principal of and interest on the Debt Securities is not a general obligation of the Company nor its officers and directors, but is limited solely to the Trust Estate pledged under the Trust Agreement.

  Section 12.02. Maintenance of Office or Agency. The Company will maintain an office or agency within the United States of America where Securities may be presented or surrendered for payment, where Debt Securities may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Debt Securities and the Trust Agreement may be served. The Company hereby initially appoints the Trustee its office or agency for each of said purposes. The Company will give 30 days prior written notice to the Trustee and the Holders of any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Trustee and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

  Section 12.03. Money for Payments on Securities to Be Held in Trust. In connection with an Issue of Debt Securities, the Company shall, on or before the applicable Payment Date, deposit or cause to be deposited into the Distribution Account a sum sufficient to pay the principal and interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal and interest, and the Company will promptly notify the Trustee of its action or failure so to act.

     The Trustee shall hold all sums held by it for the payment of Distributions on Pass-through securities or of principal of or interest on Debt Securities, as the case may be, in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided. If there is any Paying Agent other than the Trustee, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that, subject to the provisions of this Section, such Paying Agent will (1) hold all sums held by it for the payment of Distributions on Pass-through securities or of principal of or interest on Debt Securities, as the case may be, in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (2) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of the Trust Agreement or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Securities and remaining unclaimed for two years after such Distribution or such principal or interest has become due and payable shall be paid to the Company on Company Request; and the Holder of such Securities shall thereafter, as an unsecured general creditor, and subject to any applicable statute of limitations, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the city in which the Corporate Trust Office is located, give notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. The Trustee may also adopt and employ, at the expense of the Company, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose right to or interest in monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address as shown on the Register for each such Holder).

  Section 12.04 Corporate Existence. (i) The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware (unless it becomes incorporated under the laws of any other State of the United States of America, in which case the Company will keep in full effect its existence, rights and franchises as a corporation under the laws of such other jurisdiction), will operate in accordance with, and subject to the limitations set forth in, its certificate of incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Trust Agreement or the Securities.


     (ii) The Company will, at all times, (a) maintain (A) corporate books and records separate from those of any other Person and (B) minutes of the meetings and other proceedings of its shareholders and board of directors; (b) continuously maintain the resolutions, agreements and other instruments underlying the transactions contemplated hereby, and the Servicing Agreement as official records of the Company; and (c) pay all of its operating expenses and liabilities from its own funds.

  Section 12.05. Protection of Trust Estate; Protective Filing. The Company will from time to time execute and deliver all such supplements hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other actions as may be reasonably necessary or advisable to:

          (i)  grant more effectively all or any portion of the Trust Estate;

         (ii) maintain or preserve the lien of the Trust Agreement or carry out more effectively the purposes hereof;

        (iii) perfect, publish notice of, or protect the validity of any Grant or deposit made or to be made by the Trust Agreement;

         (iv) enforce any of the Loans or, where appropriate, any security interest in the Loan Collateral securing such Loans and the proceeds thereof; or

          (v) preserve and defend title to the Trust Estate and the rights of the Trustee and the Holders therein against the claims of all persons and parties.

     The Company, upon its failure to do so, hereby designates the Trustee, its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 12.05; provided, however, that such designation shall not be deemed to create a duty in the Trustee to monitor the compliance of the Company with the foregoing covenants and provided further, that the duty of the Trustee to execute any instrument required pursuant to this Section 12.05 shall arise only if the Trustee has knowledge in the manner contemplated by Section 8.01(e) of any failure of the Company to comply with provisions of this Section 12.05.

  Section 12.06.  Negative Covenants.  The Company will not:

          (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as provided in the Trust Agreement or the Servicing Agreement;

         (ii) claim any credit on, or make any deduction from, any Scheduled Distribution or from the principal or interest payable in respect of the Securities by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

        (iii)  (a)  permit the validity or effectiveness of the Trust
     Agreement, or any Grant hereunder to be impaired, or permit the Trust Agreement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations under the Trust Agreement, except as may be expressly permitted hereby and thereby, (b) except as provided in any agreement or instrument evidencing a Liquidity Facility or Credit Enhancement, permit any lien, charge, security interest, mortgage or other encumbrances (other than the lien of the Trust Agreement) to be created on or extended to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (c) except as provided in any agreement or instrument evidencing a Liquidity Facility or Credit Enhancement, permit the Trust Agreement not to constitute a valid first priority perfected security interest in the Trust Estate;

         (iv)  dissolve or liquidate in whole or in part;

          (v) not consent to the modification or amendment of a Loan, or any deviation from the provisions thereof, including without limitation a change in the interest rate, payment terms or place of payment of any Loan Note without the consent of the applicable party providing Credit Enhancement (if such party has such consent rights under the Credit Enhancement); or

         (vi) modify or amend a Loan in any manner which would have a material adverse effect upon the interests of the Holders, other than in connection with any enforcement action taken with respect to a Defaulted Loan or otherwise as required by the terms of any Loan. Any modification or amendment of a Loan shall not be deemed to have a material adverse effect upon the interests of the Holders unless such modification or amendment (1) results in a reduction in amounts payable with respect to a Loan, (2) results in a change in the priority of, the claim on a Borrower's assets represented by a Loan, (3) changes the timing of any amounts payable in respect of such Loan or (4) results in a downgrade in any rating maintained in respect of such Loan or results in, or would result in, a downgrade in the rating afforded the Securities.

  Section 12.07. Information as to Company. If required in the applicable Supplement, the Company shall deliver to the Trustee, the Rating Agency and, upon request, to each Holder of Outstanding Securities (and, upon the request of any Holder, to any prospective transferee of any Securities):

          (i) within 120 days after the end of each fiscal year of the Company, a copy of:

               (a)  a balance sheet of the Company, at the end of that year, and

               (b) statements of income, retained earnings and cash flow of the Company for that year, setting forth in each case in comparative form the figures for the previous fiscal year,

     all in reasonable detail and accompanied by an opinion of a firm of Independent certified public accountants of recognized national standing stating that such financial statements present fairly the financial condition of the Company and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (ii)   with each set of financial statements delivered pursuant to
     Section 12.07 (i), the Company will deliver an Officer's Certificate stating that such officer has reviewed the relevant terms of the Trust Agreement and the Servicing Agreement and has made, or caused to be made, under such officer's supervision, a review of the transactions and conditions of the Company during the period covered by the income statements then being furnished and that the review has not disclosed the existence of any Event of Default or Event of Termination, or, if an Event of Default or Event of Termination exists, describing its nature;

          (iii) immediately upon becoming aware of the existence of any condition or event which constitutes a Default, an Event of Default or an Event of Termination, a written notice describing its nature and period of existence and what action the Company is taking or proposes to take with respect thereto;

          (iv)   promptly upon the Company's becoming aware of

                 (a) any proposed or pending investigation of it by any governmental authority or agency, or

                 (b) any pending or proposed court or administrative proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company, a written notice specifying the nature of such investigation or proceeding and what action the Company is taking or proposes to take with respect thereto and evaluating its merits; and

          (v) with reasonable promptness any other data and information which may be reasonably requested from time to time, including without limitation any information that may be required to be delivered at any time to any prospective transferee of any Notes in order to satisfy the requirements of Rule 144A under the Securities Act of 1933, as amended.

  Section 12.08. Investment Company Act. The Company will conduct its operations in a manner which will not subject it to registration as an "Investment Company" under the Investment Company Act of 1940.

  Section 12.09. Enforcement of Servicing Agreement. The Company and the Trustee will each take all actions necessary, and diligently pursue all remedies available to it, to the extent commercially reasonable, to enforce the obligations of the Servicer under the Servicing Agreement and to secure its rights thereunder.

  Section 12.10. Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (1) the person formed by or surviving such consolidation or merger or which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a Person organized and existing as a limited purpose corporation under the laws of the United States of America or any state thereof or the District of Columbia, and (if other than the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all Securities and the performance of every covenant of the Trust Agreement on the part of the Company to be performed or observed; and

          (2) the Trustee shall have received written confirmation from the Rating Agency rating any Outstanding Securities at the request of the Company to the effect that the rating issued with respect to the Securities is confirmed, notwithstanding the consummation of such merger, consolidation, transfer or conveyance; and

          (3) immediately after giving effect to such transaction, no Default, Event of Default or Event of Termination shall have occurred and be continuing; and

          (4) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

          (5) such consolidation, merger, conveyance or transfer shall be on such terms as shall fully preserve the lien and security hereof, the perfection and priority thereof and the rights and powers of the Trustee and the Holders of the Securities hereunder; and

          (6) the surviving corporation shall have an organizational charter substantially similar to the Certificate of Incorporation of the Company.

  Section 12.11. Taxes. The Company shall pay when due all taxes owed by it or levied or assessed against its assets, properties or income, including, to the extent applicable, any part of the Trust Estate.

  Section 12.12. Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 12.10, the Person formed by or surviving such consolidation or merger (if other than the Company) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Trust Agreement with the same effect as if such Person had been named as the Company herein. In the event of any such conveyance or transfer, the Person named as the "Company" in the first paragraph of this instrument or any successor which shall theretofore have become such in the manner prescribed in this Article shall be released from its liabilities as obligor and maker on all the Securities and from its obligations under the Trust Agreement and may be dissolved, wound-up and liquidated at any time thereafter.

  Section 12.13. Opinions as to Trust Estate. If required in the applicable Supplement, on or before December 31 in each calendar year, the Company shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken during the immediately preceding 12-month period with respect to the recording, filing, re-recording and refiling of the Trust Agreement, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by the Trust Agreement and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, rerecording and refiling of the Trust Agreement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of the Trust Agreement until December 31 in the following calendar year.

  Section 12.14. Performance of Obligations. The Company will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument, except as expressly provided in the Trust Agreement or the Servicing Agreement or such other instrument.

                               ARTICLE THIRTEEN

                    ACCOUNTS, ACCOUNTINGS AND DISTRIBUTIONS

  Section 13.01. Accounts. Contemporaneously with the execution of the Trust Agreement, the Trustee shall establish a special purpose demand deposit account at its corporate office in the name of the Trustee for its sole and exclusive benefit (the "Revenue Account"). Pursuant to the Servicing Agreement, the Servicer shall, on or before the Servicer Remittance Date for each Collection Period, remit to the Revenue Account all collections received by the Servicer during such Collection Period with respect to the Loans and any Other Collateral and shall, concurrently therewith, deliver to the Trustee the Servicer Remittance Report. The Servicer shall also deposit to the Revenue Account the proceeds, if any, received from a draw upon any Liquidity Facility (other than a drawing required to be deposited to the Liquidity Account as provided in Section
13.03 below), upon any Liquidity Facility, or upon any Credit Enhancement. The Company shall have no legal, equitable or beneficial interest in the Revenue Account.

     (b) All monies deposited from time to time in the Revenue Account, pending application as provided herein, shall upon Company Order be invested in Eligible Investments. The Company Order shall specify the Eligible Investments in which the Trustee shall invest, shall state that the same are Eligible Investments and shall further specify the percentage of funds to be invested in each Eligible Investment. No such Eligible Investment shall mature later than the Business Day preceding the next following Servicer Remittance Date. In the absence of a Company Order, the Trustee shall invest funds in the Revenue Account in Eligible Investments described in clause (i) of the definition thereof.

     (c) Any income or other gain from investment in Eligible Investments as outlined in (b) above shall be credited to the Revenue Account and any loss resulting from such investments shall be charged to such account; provided, however, that the Company shall make or cause to be made on any Servicer Remittance Date a deposit to the Revenue Account to the extent of any losses therein caused as a result of the Company's investment instructions provided for herein. The Trustee shall not be liable for any loss incurred on any funds invested in Eligible Investments pursuant to the provisions of this Section 13.01.

     (d) On each Special Payment Date, if any, applicable to an Issue of Securities the Trustee shall withdraw from the Revenue Account such amounts as are required in the applicable Supplement to make the payments therein provided.

     (e) On each Servicer Remittance Date, if either (1) no Default, Event of Default or Event of Termination shall have occurred and be continuing or (2) a Default, Event of Default or Event of Termination shall have occurred and be continuing but, in the case of Debt Securities, the entire unpaid principal amount of the Securities shall not have been declared due and payable pursuant to Section 6.02 hereof or, in the case of Pass-through Securities, then on such Servicer Remittance Date, the Trustee shall withdraw from the Revenue Account (other than amounts representing payments of Loans due after the Cut-Off

Date immediately preceding such Servicer Remittance Date) including the Reinvestment Income therein, and shall make the following disbursements in the following order:

          (i) to pay to the Servicer any unpaid Servicing Fee currently due or Additional Servicing Fee, if any; and

         (ii) to pay the amount, if any, payable to the Trustee under Section 8.07(a) of the Trust Agreement.

     After making such payments, the Trustee shall then transfer to the Distribution Account amounts remaining in the Revenue Account (other than amounts representing payments of Loans due after the Cut-Off Date immediately preceding such Payment Date).

  Section 13.02. Distribution Account. (a) Contemporaneously with the execution of the Trust Agreement, the Trustee shall establish a special purpose trust account at its corporate trust office in the name of the Trustee for the benefit of the Holders, for receipt of amounts transferred from the Revenue Account pursuant to Section 13.01 above. Funds in the Distribution Account shall not be commingled with any other monies. All funds deposited from time to time in the Distribution Account pursuant to the Trust Agreement shall be held by the Trustee as part of the Trust Estate as herein provided.

     (b) The Trustee shall, concurrently with the establishment of the Distribution Account establish, as subaccounts of the Distribution Account, the Payment Accounts. On each Payment Date, the Trustee shall withdraw from the Distribution Account to the extent available and in accordance with the distribution instructions in the applicable Supplement (i) funds equal to the amount required to be distributed to any Liquidity Provider pursuant to the applicable Supplement as reflected on the Servicer Remittance Report, (ii) funds equal to the Interest Amount as reflected on the Servicer Remittance Report, and
(iii) funds equal to the Principal Amount as reflected on the Servicer Remittance Report, and shall deposit such funds into the identified Payment Accounts in accordance with the instructions contained in the Servicer Remittance Report.

     (c) On each Payment Date, if either (1) no Default, Event of Default or Event of Termination shall have occurred and be continuing or (2) a Default, Event of Default or Event of Termination shall have occurred and be continuing but, in the case of Debt Securities, the entire unpaid principal amount of the Securities shall not have been declared due and payable pursuant to Section 6.02 or, in the case of Pass-through Securities, then on such Payment Date, the Trustee shall withdraw from the indicated Payment Accounts, and shall make the following disbursements in the following order:

          (i) Deduct from the Level 1 Interest Accounts, or to the extent funds are not available in such Accounts, from the lower priority Interest Accounts in inverse of priority, an amount equal to the Level 1 Interest Amount, and pay such Amount to the Level 1 Parties;

         (ii) In the same manner and to the extent necessary, deduct from the Level 2 Interest Accounts, or to the extent funds are not available in such Accounts, from the lower priority Interest Accounts in inverse of priority, an amount equal to the Level 2 Interest Amount, and pay such Amount to the Level 2 Parties;

        (iii) In the same manner and to the extent necessary with respect to each Level of priority, deduct from the respective Interest Accounts in order of priority, or to the extent funds are not available in such Accounts from the lower priority Interest Accounts in inverse of priority an amount equal to the Interest Amount of such Level and pay such amount to the parties of such Level;

         (iv) Deduct from the Level 1 Principal Accounts or to the extent funds are not available in such Accounts, from the lower priority Principal Accounts in inverse of priority, an amount equal to the Level 1 Principal Amount and pay such Amount to the Level 1 Parties;

          (v) In the same manner and to the extent necessary, deduct from the Level 2 Principal Accounts or to the extent funds are not available in such Accounts, from the lower priority Principal Accounts in inverse of priority, an amount equal to the Level 2 Principal Amount and pay such amount to the Level 2 Parties;

         (vi) In the same manner and to the extent necessary with respect to each Level of priority, deduct from the respective Principal Accounts in order of priority, or to the extent funds are not available in such Accounts, from the lower priority Principal Accounts in inverse order of priority, an amount equal to the Principal Amount of such Level and pay such amount to the Parties of such Level.

     All payments required by this subsection (b) to be made from aggregate amounts shall be paid pro rata to the parties entitled thereto unless otherwise provided in the applicable Supplement for a particular Issue of Securities.

  Section 13.03. Liquidity Account. Upon receipt of any notice from the Servicer, pursuant to the terms of any Liquidity Facility, that the Servicer is delivering to the provider of such Liquidity Facility a demand or draw for the entire amount available to be drawn under such Liquidity Facility in connection with the failure to extend or substitute the Liquidity Facility, the Trustee shall promptly establish a separate special purpose trust account at its trust office in the name of the Trustee for the benefit of the Holders. The Trustee shall invest any amounts deposited by the Servicer into the Liquidity Account in such Eligible Investments as the Company shall direct by Company Order, with investment earnings (net of losses) to be payable to the issuer of the Liquidity Facility. The Trustee shall, upon receipt of a demand or draw from the Servicer substantially in the form required by the terms of the Liquidity Facility, disburse such funds to the Servicer or upon its order. Upon receipt of a Company Order to release the funds remaining in the Liquidity Account to the provider of the Liquidity Facility and fulfillment of any conditions precedent to such release to the satisfaction of the Trustee, the Trustee shall release such funds to the provider of the Liquidity Facility.

  Section 13.04. Credit Enhancement. The Trustee, in coordination with the Servicer, will take appropriate actions to secure the benefit of any Credit Enhancement that may be provided in connection with an Issue of Securities and, notwithstanding any contrary provisions of this Trust Agreement, will comply with the terms of any reimbursement and other provisions of such Credit Enhancement instruments.

  Section 13.05. Reports by Trustee to Holders. (a) On each Payment Date, the Trustee shall account to each Holder of Securities upon which Distributions or payments of principal and interest, as the case may be, are then being made the amount which represents principal or Imputed Principal, as the case may be, and the amount which represents interest or Imputed Interest, as the case may be, and shall contemporaneously advise the Company of all such payments. On or before the 15th day prior to the Final Payment Date the Trustee shall provide notice to the Holders of the Securities of the Final Payment Date. Such notice shall include (1) a statement that interest shall cease to accrue as of the last day preceding the date on which the Final Payment Date occurs, and (2) shall specify the place or places at which presentation and surrender may be made.

     (b) The Trustee shall, on a quarterly basis, confirm the credit rating or, if more than one credit rating has been assigned, each such credit rating of each institution in which funds are invested pursuant to clause (iv) of the definition of Eligible Investments and shall promptly notify the Holders if any such credit rating has been lowered.

  Section 13.06. Trust Estate. The Trustee may, and when required by the provisions of Articles Eight and Twelve of the Trust Agreement shall, execute instruments to release property from the lien of the Trust Agreement, or convey the Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of the Trust Agreement. No party relying upon an instrument executed by the Trustee as provided in this Article Thirteen shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.